AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON April 15, 2000                                     REGISTRATION NO. 333-37176
================================================================================


                        SECURITIES AND EXCHAGE COMMISSION
                              WASHINTON, D.C. 20549

                             -----------------------

                                 AMENDMENT NO. 3

                                       TO

                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               GIMMEABID.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   DELAWARE                      8400                             91-2028529
(STATE OR OTHER            (PRIMARY STANDARD                   (I.R.S. EMPLOYER
JURISDICTION OF            INDUSTRIAL                           IDENTIFICATION
INCORPORATION              CLASSIFICATION CODE                      NUMBER)
OR ORGANIZATION)           NUMBER)

                             ----------------------

                                 J. MICHAEL WOOD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             2100 NORTH MAIN STREET
                                    SUITE 215
                                     BOX 22
                             FORT WORTH, TEXAS 76106
                                 (817) 625-5855
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------


                          COPIES OF COMMUNICATIONS TO:

                            JEFFREY SCOTT DAVIS, ESQ.
                             2100 NORTH MAIN STREET
                                    SUITE 215
                                     BOX 22
                             FORT WORTH, TEXAS 76106
                            TELEPHONE: (817) 625-5855
                            FACSIMILE: (817) 624-6743
                              --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                              --------------------

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Ac6 registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act , check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X].

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A), OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8 (A), MAY DETERMINE.
================================================================================

PROSPECTUS



                                2,700,000 Shares

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                  Common Stock

         Of the 2,700,000 shares of common stock being registered, 1,500,000 are being offered by GimmeaBid.com, Inc. and 1,200,000 are being registered for the benefit of the selling stockholders. The public offering price will be $ 7.00 per share. This offering will expire July 1, 2002. There is no minimum investment amount. There is also no minimum offering amount and an escrow service will not be used. The proceeds from this offering will be immediately available to GimmeaBid.com, Inc.

                              --------------------
              The common stock being offered involves a high degree
             of risk. See "Risk Factors" commencing on page 5 for a
                       discussion of certain factors that
                 should be considered by prospective investors.
                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


------------------- ----------------- ----------------- ----------------- ------------------ ----------------
  Title of Each
     Class of                            Proposed          Proposed        Commissions,
 Securities to be     Amount to be        Maximum           Maximum        Discounts, and    Net Proceeds
    Registered         Registered      Offering Price      Aggregate        Underwriting
                                          Per Unit       Offering Price       Expenses
------------------- ----------------- ----------------- ----------------- ------------------ ----------------

Common Stock
($0.001 par value)     1,500,000           $ 7.00         $10,500,000            -0-          $ 10,500,000
------------------- ----------------- ----------------- ----------------- ------------------ ----------------

Common Stock           1,200,000           $ 7.00          $8,400,000            -0-           $ 8,400,000
------------------- ----------------- ----------------- ----------------- ------------------ ----------------

Total                  2,700,000           $ 7.00         $18,900,000            -0-          $ 18,900,000
------------------- ----------------- ----------------- ----------------- ------------------ ----------------


                  The date of this prospectus is July 27, 2001.

                               PROSPECTUS SUMMARY

                               GimmeaBid.com, Inc.

         The primary purpose of Gimmeabid.com is to use the Internet to create a real-time wholesale auction of used automobiles between auto dealerships, both independent and franchised located across the United States and Canada. Additionally, we plan to enter into agreements with third party service providers to offer various related goods and services to the auto dealership community. These goods and services include parts and accessories, extended warranties, financing, insurance, title histories, and shipping arrangements. Until now, auto dealers have both bought and sold vehicles through regional auctions located across the U. S. The process is time consuming, expensive, and frequently requires dealers to travel for extended periods of time. Gimmeabid.com will create significant value by aggregating buyers and sellers on-line, creating marketplace liquidity, and driving down transaction costs.

         GimmeaBid.com's executive offices are located at 2100 North Main Street, Suite 215, Box 22, Fort Worth, Texas 76106 and our telephone number is
(817) 625-5855.

                                  The Offering

         GimmeaBid.com is conducting this offering on a "direct participation" basis. We have not employed an underwriter for the sale of the common stock. All of the shares offered herein will be sold exclusively through designated officers and directors of GimmeaBid.com. This is a "no minimum" offering; sums received by GimmeaBid.com from the sale of the common stock are not subject to any escrow requirement and may be used by GimmeaBid.com immediately upon receipt.


Common Stock Offered
     by GimmeaBid.com...................................1,500,000 common shares

This offering will expire...............................This Offering will begin upon effectiveness
                                                        and will expire whenever
                                                        all of the shares are
                                                        sold, or 6 months after
                                                        the date of
                                                        effectiveness, whichever
                                                        comes first.

Common Stock Offered
     by Selling Stockholders............................1,200,000 common shares

This offering will expire...............................This offering will begin
                                                        6 months after
                                                        effectiveness and will
                                                        expire whenever all of
                                                        the shares are sold or
                                                        12 months after the date
                                                        of effectiveness,
                                                        whichever comes first.

Common Stock outstanding
     prior to this offering.............................7,594,320 common shares

Common Stock outstanding
     after this offering................................9,094,320 common shares

                                  Risk Factors

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing Gimmeabid.com. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations or financial condition.

         If any of the following risks occur, our business financial condition or results of operations could be materially harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

You could lose all of your investment if GimmeaBid.com remains a going concern.

         GimmeaBid.com is not presently recognizing revenue from operations and remains a "going concern". In order to carry out its operating plans, the Company must obtain additional funding from outside sources. GimmeaBid.com is relying, in part, on the success of this offering in order to implement their plans to develop the Company. Presently, GimmeaBid.com is relying on its ability to raise the necessary capital through borrowing to fund the day-to-day operations. Due to the limited assets and resources of the Company, there can be no assurance that we will be successful in obtaining the necessary financing either from this offering or other sources including debt.

You may be unable to effectively evaluate our company for investment purposes, because we have not begun operations and our business model is unproven.

         Since we have not begun operations, it is difficult to evaluate our business or our future prospects. The auction component of our Internet application has been completed while many features including our shipping auction and other integration projects remain in development. A launch date for these added features cannot be accurately estimated. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose their investment. To date, we have not earned any revenue from operations. Our historical financial information is of limited value in projecting our future operating results because of our lack of operating history and the emerging nature of our business model. We have lost money since we began operations and, as of December 31, 1999, we had a loss of $0.21 per share (audited) and a loss of $0.07 per share (also audited) as of December 31, 2000. We currently derive our revenue for day-to-day operations from investment dollars. We plan to invest heavily in sales, marketing, advertising, infrastructure development, and applications development. As a result, we expect that we will continue to lose money through 2001. Gimmeabid.com may never achieve or sustain profitability.

Our dependence and reliance on third parties makes us vulnerable to online security risks which could adversely affect our business.

         We currently rely on a third party for our technology development as well as our site hosting. Despite the implementation of security measures, their infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems that could subject us to financial liability. Beyond the financial impact of a liability, a material breach of security could damage our reputation with users. Both of theses factors could materially impact the success of Gimmeabid.com or severely impact operations. Any such problems could result in liability to our business causing it to fail and resulting in a loss to investors of their capital. Additionally, since we retain confidential customer information on servers operated by these third parties, a security breach could subject us to a liability. While we will apply for general liability insurance that we believe is adequate, we may not be able to maintain this coverage in the future if our premiums increase significantly. Further, our insurance may prove to be insufficient to cover large claims and our insurer could attempt to deny coverage on a particular claim, all of which would adversely affect our operating results. It should be stated that we take every precaution that modern technology provides in terms of security. Our user agreement also limits our liability, but these provisions may not be enforceable and may not protect us from liability. If we are found liable for an uninsured or underinsured claim, our business could fail.

The cyclical nature of the auto industry could make our earnings unpredictable and our stock price volatile.

         The automobile industry is highly cyclical and subject to consumer spending. Stock prices could therefore become volatile making it difficult or impossible for an investor to profitably liquidate their investment at any given time, if at all. According to ADT Automotives 2000 Used Car Market Report, consumer spending on vehicles tends to peak twice within the first half of a year and then declines dramatically in the fourth quarter. These factors affect auto dealers purchasing and stocking patterns that directly impact Gimmeabid.com. We anticipate our revenues to be somewhat cyclical which could cause our quarterly operating results to vary greatly making it difficult to value the shares of Gimmeabid.com.

Consolidation within the auto industry could put pressure on our margins, which could cause our operating results to suffer.

         Many automobile retailers are consolidating to create dealerships with greater market power. These dealerships may try to use their market power to negotiate price reductions for our services. If we were forced to reduce our commission rates, our operating results would suffer. As the auto industry consolidates, competition for customers will become more intense and the importance of acquiring each customer will become greater.

We will not be successful if the auto industry does not accept our solution.

         To be successful, we must persuade a significant number of dealers throughout the auto industry to accept our method of conducting business via the Internet. If we are unsuccessful in this effort, it is likely that our business will fail and investors will lose their investment. To date, the automobile industry has been gradually accepting new information technology solutions. Electronic information exchange and transaction processing by the auto industry is still developing. Conversion from traditional methods to electronic information exchange may not occur rapidly. Even if the conversion does occur as rapidly as we expect, auto industry participants may use applications and services offered by others.

         We believe that we must gain significant market share with our applications and services before our competitors introduce alternative products, applications or services with features similar to our current or proposed offerings. Our business plan is based on our belief that the value and market appeal of our solution will grow as the number of participants and Internet penetration increases. We may not achieve the critical mass of users we believe is necessary to become successful. We expect to generate a significant portion of our revenue from successfully completed transactions. Consequently, any significant shortfall in the number of users or transactions occurring over our platform would adversely affect our financial results.

If we fail to form the necessary strategic relationships with third parties to enhance our product and service offerings, we could be less competitive in the marketplace and prevent us from gaining the necessary market share to be successful.

         While our core business is the sale of used automobiles between dealers in an auction format, it is our intention to enhance both our product and service offerings by integrating the services of third party vendors. In some instances, we will be able to co-brand and offer services seamlessly. If we are unsuccessful in obtaining the cooperation of such third parties, our business model will not be as profitable and investor capital will be at risk of loss. Since it is not our intention to maintain a parts inventory or the expense of a warehousing facility, we are seeking out strategic alliances with third party vendors to offer their products through our platform. While it is our intention to enhance the attractiveness and competitiveness of our auction by offering analogous products and services such as extended warranties, parts, accessories, and shipping arrangements, there can be no assurance that these relationships can be made.

There can be no assurance that Gimmeabid.com will be successful in the face of increasing competition.

         As competition increases, many of these competitors may have substantially greater financial resources, research and development capabilities, sales and marketing staffs, and better-developed distribution channels than Gimmeabid.com. There can be no assurance that Gimmeabid.com will be able to compete under such circumstances. If GimmaBid.com is not able to compete, it is likely that investors will lose their investment.

Because the offering price of the common stock has been arbitrarily determined by the capital requirements of the company, you may sell your securities at a price that is significantly lower than what you paid.

         The offering price of the 1,500,000 shares being offered on a "direct participation" basis has been determined primarily by the capital requirements of Gimmeabid.com and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares is not based on past earnings nor is it indicative of current market value for the assets owned by Gimmeabid.com. There can be no assurance that any investor who purchases the common stock will be able to sell their shares for $7.00 or greater given the current position of GimmeaBid.com.

You may have difficulty selling your shares because there is currently no trading market for the common stock.

         GimmeaBid.com's common stock is not presently traded on any established market. There is no prior trading market for GimmeaBid.com's common stock and there can be no assurance that a trading market for the common stock will develop, or if developed, that it will continue.


                           Forward-Looking Statements

         Some of the information contained in this prospectus involves forward-looking statements. These statements include, but are not limited to, statements about our industry, plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements by their nature involve risks and uncertainties. Therefore, actual results may differ materially from those implied or expressed by these statements. Accordingly, you should not place undue reliance on these forward-looking statements.

                                 Use of Proceeds

         The net proceeds to GimmeaBid.com from the sale of 1,500,000 shares of common stock being offered are estimated to be $ 10,500,000, assuming 100% of the shares offered are sold. Management will have broad discretion to allocate the proceeds of the offering, including working capital and general and administrative purposes. The amount expended for each purpose may vary significantly depending upon numerous factors, including the number and timing of GimmeaBid.com's marketing expenditures, acquisition of new technology, and application developments and enhancements. We believe that the proceeds from this offering will be adequate to satisfy GimmeaBid.com's anticipated capital requirements for at least 24 months, assuming 100% of the offering is successfully sold. Since 100% of the proposed funds may not be raised in this offering, we have included the following table that depicts how the funds will be allocated if 100%, 75%, 50%, or 25% of the offering is successfully sold. More detailed tables listing individual expenses are listed on the following pages.

         It is possible that no proceeds may be raised from this offering. If fewer than all of the shares are sold, we will have to delay or modify our current plans. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us. In the event that less than 25% of this offering is sold, we intend to focus our efforts and capital on marketing. While there can be no assurance of success, it is our goal, to invest heavily in our marketing efforts in an attempt to take GimmeaBid.com out of the development stage and begin recognizing transactional revenue. We will not pursue any further programming or development of our web portal until additional funds either from sales or investment capital can be secured. If less than 25% of this offering is sold, it could materially and adversely affect the development of GimmeaBid.com.


                          Use of Proceeds Summary Table
------------------- ------------------------- -------------------------- ------------------------- -------------------------
                            Assuming                  Assuming                   Assuming                  Assuming
                              100%                       75%                        50%                      25%
                       of Shares Offered          of Shares Offered          of Shares Offered        of Shares Offered
                            are Sold                  are Sold                   are Sold                  are Sold
------------------- ------------------------- -------------------------- ------------------------- -------------------------
                       Dollars         %         Dollars          %         Dollars         %         Dollars         %
------------------- -------------- ---------- --------------- ---------- -------------- ---------- -------------- ----------

Gross Proceeds       $ 10,500,000       100%    $ 7,875,000       100%     $ 5,250,000      100%     $ 2,625,000      100%
------------------- -------------- ---------- --------------- ---------- -------------- ---------- -------------- ----------
Offering Expenses    $    112,043      1.07%    $   112,043      1.42%     $   112,043     2.13%     $   112,043     4.27%
------------------- -------------- ---------- --------------- ---------- -------------- ---------- -------------- ----------
Total Net Proceeds   $ 10,387,957     98.93%    $  7,762957     98.58%     $ 5,137,957    97.87%     $ 2,512,957    95.73%
------------------- -------------- ---------- --------------- ---------- -------------- ---------- -------------- ----------
                                                         Expenses
------------------- -------------- ---------- --------------- ---------- -------------- ---------- -------------- ----------
Sales & Marketing    $  4,466,707     42.97%    $ 3,241,557     41.74%     $ 2,036,374    39.63%     $   811,374    32.29%
------------------- -------------- ---------- --------------- ---------- -------------- ---------- -------------- ----------
General &
Administrative       $    421,400      4.05%    $   421,400      5.42%     $   421,400     8.20%     $   421,400    16.77%
------------------- -------------- ---------- --------------- ---------- -------------- ---------- -------------- ----------
Research &
Development          $  1,300,000     12.51%    $   950,000     12.24%     $   625,000    12.16%     $   275,000    10.94%
------------------- -------------- ---------- --------------- ---------- -------------- ---------- -------------- ----------
Working
Capital              $  4,200,000     40.43%    $ 3,150,000     40.58%     $ 2,055,183    40.00%     $ 1,005,183    40.00%
------------------- -------------- ---------- --------------- ---------- -------------- ---------- -------------- ----------

         The foregoing represents GimmeaBid.com's best estimate of its allocation of the proceeds of this offering, based upon the current state of our business operations and our current plans. Pending application of the net proceeds of this offering, we may temporarily invest such funds in interest-bearing accounts, certificates of deposit, government obligations, short-term interest bearing obligations, and similar short-term investments.

                             Use of Proceeds - 100%

   Schedule assumes GimmeaBid.com receives 100% of the offering or $10,500,000


Gross Proceeds                                  $ 10,500,000.00          100.00%
Offering Expenses                               $    112,043.00            1.07%
                                                ---------------          -------
Net Proceeds                                    $ 10,387,957.00           98.93%

                 Individual Expenses             Dollar Amount        % of Total
                 -------------------            ---------------       ----------
              Sales & Marketing Expense
     Advertising                                $    724,445.00            6.97%
     Direct Mail                                $    173,866.00            1.67%
     Entertainment                              $     86,935.00            0.84%
     Literature                                 $    362,223.00            3.48%
     Promotions                                 $    349,583.00            3.36%
     Sales Staff                                $    326,277.00            3.14%
     Seminars                                   $    724,447.00            6.97%
     Support Staff                              $    326,277.00            3.14%
     Trade Shows                                $  1,112,913.00           10.71%
     Travel                                     $   279,741.000            2.69%
         Total Sales & Marketing Expense        $  4,466,707.00           42.97%
              General & Administrative Expense
     Accounting Services                        $     35,000.00            0.34%
     Connectivity                               $     10,800.00            0.10%
     Customer Support                           $     24,000.00            0.23%
     Entertainment                              $     12,000.00            0.11%
     Hosting Fees                               $     48,000.00            0.46%
     Legal Services                             $     30,000.00            0.29%
     Long Distance                              $      8,000.00            0.08%
     Management Salaries                        $    210,000.00            2.02%
     Office Rent                                $     33,600.00            0.32%
     Office Supplies                            $      5,000.00            0.05%
     Phone                                      $      5,000.00            0.05%
         Total General & Administrative Expense $    421,400.00            4.05%
Research & Development Expense
     Application Development                    $    900,000.00            8.66%
     Hardware & Equipment                       $    250,000.00            2.41%
     Software                                   $    150,000.00            1.44%
         Total Research & Development Expense   $  1,300,000.00           12.51%
Working Capital                                 $  4,200,000.00           40.43%

                              Use of Proceeds - 75%

Schedule assumes that GimmeaBid.com receives 75% of this offering or $7,875,000.

Gross Proceeds                                  $  7,875,000.00          100.00%
Offering Expenses                               $    112,043.00            1.42%
                                                ---------------          -------
Net Proceeds                                    $  7,762,957.00           98.58%


                 Individual Expenses             Dollar Amount        % of Total
                 -------------------            ---------------       ----------
              Sales & Marketing Expense

     Advertising                                $    525,750.00            6.77%
     Direct Mail                                $    126,179.00            1.62%
     Entertainment                              $     63,094.00            0.81%
     Literature                                 $    262,875.00            3.39%
     Promotions                                 $    253,702.00            3.27%
     Sales Staff                                $    236,788.00            3.05%
     Seminars                                   $    525,750.00            6.77%
     Support Staff                              $    236,788.00            3.05%
     Trade Shows                                $    807,670.00           10.40%
     Travel                                     $    202,961.00            2.61%
         Total Sales & Marketing Expense        $  3,241,557.00           41.74%
              General & Administrative Expense
     Accounting Services                        $     35,000.00            0.45%
     Connectivity                               $     10,800.00            0.14%
     Customer Support                           $     24,000.00            0.31%
     Entertainment                              $     12,000.00            0.15%
     Hosting Fees                               $     48,000.00            0.62%
     Legal Services                             $     30,000.00            0.39%
     Long Distance                              $      8,000.00            0.10%
     Management Salaries                        $    210,000.00            2.71%
     Office Rent                                $     33,600.00            0.43%
     Office Supplies                            $      5,000.00            0.06%
     Phone                                      $      5,000.00            0.06%
         Total General & Administrative Expense $    421,400.00            5.42%
Research & Development Expense
     Application Development                         600,000.00            7.73%
     Hardware & Equipment                            250,000.00            3.22%
     Software                                        100,000.00            1.29%
          Total Research & Development Expense       950,000.00           12.24%
Working Capital                                    3,150,000.00           40.58%

                              Use of Proceeds - 50%

Schedule assumes that GimmeaBid.com receives 50% of this offering or $5,250,000.

Gross Proceeds                                  $  5,250,000.00          100.00%
Offering Expenses                               $    112,043.00            2.13%
                                                ---------------          -------
Net Proceeds                                    $  5,137,957.00           97.87%

                 Individual Expenses             Dollar Amount        % of Total
                 -------------------            ---------------       ----------
              Sales & Marketing Expense
     Advertising                                $    283,286.00            5.51%
     Direct Mail                                $     63,090.00            1.23%
     Entertainment                              $     63,091.00            0.80%
     Literature                                 $    131,438.00            2.56%
     Promotions                                 $    253,702.00            3.22%
     Sales Staff                                $    236,788.00            3.01%
     Seminars                                   $    262,875.00            5.12%
     Support Staff                              $    236,788.00            3.01%
     Trade Shows                                $    403,835.00            7.86%
     Travel                                     $    101,481.00            2.58%
         Total Sales & Marketing Expense        $  2,036,374.00           39.63%
              General & Administrative Expense
     Accounting Services                        $     35,000.00            0.68%
     Connectivity                               $     10,800.00            0.21%
     Customer Support                           $     24,000.00            0.47%
     Entertainment                              $     12,000.00            0.23%
     Hosting Fees                               $     48,000.00            0.93%
     Legal Services                             $     30,000.00            0.58%
     Long Distance                              $      8,000.00            0.16%
     Management Salaries                        $    210,000.00            4.09%
     Office Rent                                $     33,600.00            0.65%
     Office Supplies                            $      5,000.00            0.10%
     Phone                                      $      5,000.00            0.10%
         Total General & Administrative Expense $    421,400.00            8.20%
Research & Development Expense
     Application Development                         400,000.00            7.78%
     Hardware & Equipment                            125,000.00            2.43%
     Software                                        100,000.00            1.95%
         Total Research & Development Expense        625,000.00           12.16%
Working Capital                                    2,055,183.00           40.00%

                              Use of Proceeds - 25%

Schedule assumes that GimmeaBid.com receives 25% of this offering or $2,625,000.

Gross Proceeds                                  $  2,625,000.00          100.00%
Offering Expenses                               $    112,043.00            4.27%
                                                ---------------          -------
Net Proceeds                                    $  2,512,957.00           95.73%

                 Individual Expenses             Dollar Amount        % of Total
                 -------------------            ---------------       ----------
              Sales & Marketing Expense
     Advertising                                $     81,335.00            3.24%
     Direct Mail                                $     31,545.00            1.26%
     Entertainment                              $     31,545.00            1.26%
     Literature                                 $     71,131.00            2.83%
     Promotions                                 $    126,851.00            5.05%
     Sales Staff                                $    118,394.00            4.71%
     Seminars                                   $    131,438.00            5.23%
     Support Staff                              $    118,394.00            4.71%
     Trade Shows                                $     50,000.00            1.99%
     Travel                                     $     50,741.00            2.02%
         Total Sales & Marketing Expense        $    811,374.00           32.29%
              General & Administrative Expense
     Accounting Services                        $     35,000.00            1.39%
     Connectivity                               $     10,800.00            0.43%
     Customer Support                           $     24,000.00            0.96%
     Entertainment                              $     12,000.00            0.48%
     Hosting Fees                               $     48,000.00            1.91%
     Legal Services                             $     30,000.00            1.19%
     Long Distance                              $      8,000.00            0.32%
     Management Salaries                        $    210,000.00            8.36%
     Office Rent                                $     33,600.00            1.34%
     Office Supplies                            $      5,000.00            0.19%
     Phone                                      $      5,000.00            0.19%
         Total General & Administrative Expense $    421,400.00           16.77%
Research & Development Expense
     Application Development                         100,000.00            3.98%
     Hardware & Equipment                            125,000.00            4.97%
     Software                                         50,000.00            1.99%
         Total Research & Development Expense        275,000.00           10.94%
Working Capital                                    1,005,183.00           40.00%

                         Determination of Offering Price

         The offering price of the selling stockholders' shares was calculated pursuant to rule 457(c) of Regulation C with a good faith estimate that the price will be the same as the price GimmeaBid.com is offering its 1,500,000 common shares.

         The offering price of the 1,500,000 common shares being offered on a "direct participation" basis has been determined primarily by the capital requirements of GimmeaBid.com and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares is not based on past earnings nor is it indicative of current market value for the assets owned by GimmeaBid.com.

                                    Dilution

         As of December 31, 2000, GimmeaBid.com had a net book value of $ 983,197 or $0.13 per share (based on 7,594,320 shares outstanding). The net tangible book value per share is equal to GimmeaBid.com's total tangible assets, less total liabilities and divided by total number of shares of common stock outstanding. After giving effect to the sale of 100% of the shares at the public offering price of $7.00 per share, the net tangible book value of GimmeaBid.com would be $ 11,483,197 or $1.26 per share. This represents an immediate increase in net tangible book value of $6.87 per share attributable to new investors purchasing shares in this offering. The following table illustrates the per share dilution in net tangible book value per share to new investors assuming different levels of success in the sale of this offering of common stock. Dilution is the difference between the public offering price per share and the net tangible book value per share of common stock after giving effect to the public offering.

----------------------- --------------------- -------------------- --------------------- --------------------
                         Assuming the sale     Assuming the sale    Assuming the sale     Assuming the sale
                                 of                   of                    of                   of
                                100%                  75%                  50%                   25%
                          of this offering     of this offering      of this offering     of this offering
----------------------- --------------------- -------------------- --------------------- --------------------
Public offering price
of                             $ 7.00               $ 7.00                $ 7.00               $ 7.00
----------------------- --------------------- -------------------- --------------------- --------------------
Net tangible book
value per share for
existing shareholders          $ 0.13               $ 0.13                $ 0.13               $ 0.13
before offering
----------------------- --------------------- -------------------- --------------------- --------------------
Increase per share
attributable to
payment for shares             $ 6.87               $ 6.87                $ 6.87               $ 6.87
purchased by new
investors
----------------------- --------------------- -------------------- --------------------- --------------------
Pro Forma net
tangible book value            $ 1.26               $ 1.02                $ 0.75               $ 0.45
after offering
----------------------- --------------------- -------------------- --------------------- --------------------
Net Tangible book
value dilution per             $ 5.74               $ 5.98                $ 6.25               $ 6.55
share to new
investors
----------------------- --------------------- -------------------- --------------------- --------------------

         The information set forth above regarding dilution assumes the sale of 100%, 75%, 50%, or 25% of the 1,500,000 shares being offered. If less than 25% of the shares offered are purchased, those who do invest in the offering will undergo even greater dilution of their investment dollar than the amounts stated. The 1,200,000 shares being offered by the selling stockholders are outstanding shares of common stock and, therefore, do not contribute to dilution.

                                 Dividend Policy

         GimmeaBid.com has not paid cash dividends on its common stock since its inception. We currently intend to retain any future earnings for use in the expansion of the business, and therefore do not anticipate declaring any cash dividends in the foreseeable future. The declaration and payment of cash dividends, if any, will be at the discretion of the Board of Directors of the Company and will depend, among other things, upon GimmeaBid.com's earnings, capital requirements, and financial condition.

                            Selling Security Holders

         The following table sets forth information as of April 15, 2001 with respect to the beneficial ownership of our common stock both before and immediately following the offering. The table includes those who beneficially own more than 5% of our outstanding common stock, the selling security holders in this offering, each of the Directors and Executive Officers in the summary compensation table and all directors and officers as a group.

         The percentages determined in these calculations are based upon 7,594,320 of our common shares that are issued and outstanding as of the date of this Prospectus. The percentages determined in calculations after this offering were determined by adding the 1,500,000 common shares that may be issued and outstanding if 100% of the shares offered are sold. The Securities and Exchange Commission's rules were followed in determining beneficial ownership. Therefore, we have included shares over which a person has voting or investment power. We have followed the Securities and Exchange Commission Rule 13d-3(d)(i) in calculating percentage of ownership.


                                                   Shares               Number of              Shares
                                             Beneficially Owned           Shares        Beneficially Owned
                                            Prior to Offering (1)         Being         After Offering (2)
                                            Number        Percent        Offered       Number        Percent
                                            ------        -------        -------       ------        -------

Bartok, Robert & Marjorie                    2,000           *             2,000           0             *
Bimson, John                                   500           *               500           0             *
Bimson, Margaret                             1,000           *             1,000           0             *
Bimeson, Steve                                 500           *               500           0             *
Brown, Bruce J.                              1,200           *             1,200           0             *
Brown, Sylvia Ann                              200           *               200           0             *
Brown, Thasunda                                200           *               200           0             *
Bryant, Ronald R.                            2,000           *             2,000           0             *
Bulsei, Paul                                   200           *               200           0             *
Campbell, Delaine                              100           *               100           0             *
Campbell, Michael                              200           *               200           0             *
Cannaday, Kim & Deborah                        200           *               200           0             *
Casey, James G.                              1,231           *             1,231           0             *
Castro, Isaac M. (3)                         3,766           *             3,766           0             *
Catambay Diversified Services, Inc.          5,000           *             5,000           0             *
Catambay, Anne                               1,000           *             1,000           0             *
Catambay, Judy                               1,000           *             1,000           0             *
Catambay, William                            1,000           *             1,000           0             *
Catambay, William & Ruthann Reese            5,000           *             5,000           0             *
Cole, Barry Edward                           1,000           *             1,000           0             *
Corgliano, Pat                                 200           *               200           0             *
Cox, James Allen                             1,500           *             1,500           0             *
Darden, Robert L.                            1,000           *             1,000           0             *
Daves, Edward B.                             1,000           *             1,000           0             *
Davidson, Corbett E. & Billye A.               200           *               200           0             *
David, Jeffrey Scott & Wendy Cheryl (3)      1,421           *             1,421           0             *
Davis, Renne P.                              2,000           *             2,000           0             *
Dawson, Kathy                                  100           *               100           0             *
Day, Krista                                    300           *               300           0             *
Deason, Caleb                                1,000           *             1,000           0             *
Dodson, Carolyn                                300           *               300           0             *

Efurd, Richard                               3,300           *             3,300           0             *
Erskine, Louis G. & Julie L.                   200           *               200           0             *
Evans, James                                   500           *               500           0             *
Evans, Kimberly                                200           *               200           0             *
Fidelity Transfer Company (4)                3,000           *             3,000           0             *
Friedstein, Laura L.                           500           *               500           0             *
Geeslin, David G.                           20,000           *            20,000           0             *
Glass, B. J.                                 1,000           *             1,000           0             *
Glazer, Marcus J.                            1,000           *             1,000           0             *
Goza, Frank D.                                 975           *               975           0             *
Grau, Ray                                      200           *               200           0             *
Gray, Nancy                                    100           *               100           0             *
Hackler, Cecil W.                              200           *               200           0             *
Hall II, Thomas J.                           2,000           *             2,000           0             *
Hall, Jelynn                                   200           *               200           0             *
Hall, Thomas J. & Julia W.                   2,000           *             2,000           0             *
Halland, Alice                               1,000           *             1,000           0             *
Harper, George                                 400           *               400           0             *
Harris, Jamie                                7,200           *             7,200           0             *
Harris, John R.                              2,770           *             2,770           0             *
Hendricks, Jamie L.                            200           *               200           0             *
Herrington, Lawrence D.                        200           *               200           0             *
Hobson, Phillip R.                           2,000           *             2,000           0             *
Hobson, Phillip Trust                       72,000           *            72,000           0             *
Holt, Fred                                     200           *               200           0             *
Howard, Tom                                    100           *               100           0             *
Hughes, Barbara                                200           *               200           0             *
Image Is Everything c/o Gilda Cohen            416           *               416           0             *
Johnson, Laura Wilson                        7,500           *             7,500           0             *
Jolla, Monica                                  150           *               150           0             *
Jones, Christi                                  10           *                10           0             *
Jones, Delaine                                 200           *               200           0             *
Jones, Delbert                              66,580           *            66,580           0             *
Jones, Kenneth                              72,000           *            72,000           0             *
Jones, Rodney E.                             4,000           *             4,000           0             *
Dauffmann, Adolph F. & Shirley                 500           *               500           0             *
Laux, Edward E.                              1,000           *             1,000           0             *
Lavdas, Georgia                                300           *               300           0             *
Lee-Laird, Desa L.                             400           *               400           0             *
Leiva, Lorenza                                  10           *                10           0             *
Lien, Martha E.                                300           *               300           0             *
Line, John W.                                1,000           *             1,000           0             *
Longstaff, Richard J.                        1,000           *             1,000           0             *
Martin, Charles T.                           1,000           *             1,000           0             *
Martin, Marke D.                               100           *               100           0             *
Mattingly, Marilyn                              20           *                20           0             *
Mettala Family Trust (5)                    10,000           *            10,000           0             *
Mock, R. W. & Bivra J.                       1,000           *             1,000           0             *
Montemayor, Enfrain                          1,000           *             1,000           0             *
Neill, Jon c/o Jyrographix                     700           *               700           0             *
Neilson, Roberta R. & Grant E.               1,000           *             1,000           0             *


Nelson, Karan A.                               200           *               200           0             *
Oakley, Sundra N.                              200           *               200           0             *
O'Neill, Gerald T.                             800           *               800           0             *
Ottoman Capital, L. P. (6)               2,296,471       30.24 %         200,901   2,095,570         23.04 %
Patel, Mahipat M. & Rekha M.                   500           *               500           0             *
Peters, Ellen E.                             1,000           *             1,000           0             *
Pleiades Capital, L.P. (7)               1,500,000       19.75 %         200,902   1,299,098         14.28 %
Porter, Rufus C.                             1,000           *             1,000           0             *
Prestwood, Andrew                              100           *               100           0             *
Price, John L. & Gayla S.                      430           *               430           0             *
Prober, Jack                                 3,000           *             3,000           0             *
Purdon, Kevin E.                             1,000           *             1,000           0             *
Pyle Machine Company                         1,000           *             1,000           0             *
Ready, Timothy L.                            1,000           *             1,000           0             *
Reddy, Brian                                 1,280           *             1,280           0             *
Reddy, John J. & Kathryn M.                  1,000           *             1,000           0             *
Reese, Ruthann                               1,000           *             1,000           0             *
Rhyne, Bruce                                 2,070           *             2,070           0             *
Rhyne, John L.                                 790           *               790           0             *
Rhyne, Kent A.                                 800           *               800           0             *
Rhyne, Prentiss L.                             800           *               800           0             *
Richardson, Thomas W.                        1,000           *             1,000           0             *
Roberts, Keith W.                            9,018           *             9,018           0             *
Rohlinger, Debby                             1,000           *             1,000           0             *
Ruffin, Danny J.                               100           *               100           0             *
Scott, Paul c/o Jyrographix                    700           *               700           0             *
Sexton, Joseph E. & Susan (8)               10,000           *            10,000           0             *
Shaffer, Jeff N. & Terri L.                    500           *               500           0             *
Siebert, Harvey E.                           1,000           *             1,000           0             *
Simmons, Kurt                                1,000           *             1,000           0             *
Skaar, Lance D.                                100           *               100           0             *
Smith, Jack & Betty Bell                     1,500           *             1,500           0             *
Smith, Ricky L. & Krystal G.                   200           *               200           0             *
Soltis II, Robert J.                            50           *                50           0             *
Soltis, Robert J.                               50           *                50           0             *
Stark, Marie B.                              1,000           *             1,000           0             *
Stark, Richard L.                            1,000           *             1,000           0             *
Steel, Betty J. & Donald L.                    400           *               400           0             *
Steinbrecher, Jacob and Janyce               1,100           *             1,100           0             *
Stephens Specialties, c/o Stephen
Johns (9)                                      954           *               954           0             *
Stephens, Dewey D.                             200           *               200           0             *
Taylor, Erika                                  100           *               100           0             *
Taylor, Larry                                  200           *               200           0             *
Taylor, Ruth                                   200           *               200           0             *
Thomason, A. A.                                200           *               200           0             *
Tiller, Bobby F. Jr, & Amy J.                3,000           *             3,000           0             *
Tollive, Will A.                               500           *               500           0             *
Tuite, Cherie                                   20           *                20           0             *
Wallace, Debbie                              3,000           *             3,000           0             *
Wegener, R. Blake                            2,000           *             2,000           0             *
Wehrenberg, Gloria I.                          200           *               200           0             *

Wehrenberg, Harold R. Trust                    400           *               400           0             *
Whiting, Bill                                  984           *               984           0             *
Wiesehan, Hanet E.                           2,000           *             2,000           0             *
Williams Chrysler Plymouth, Inc.             1,000           *             1,000           0             *
Williamson, Ralph Charles                    1,600           *             1,600           0             *
Wilson, Carolyn S.                             500           *               500           0             *
Wilson, Dink                                   200           *               200           0             *
Wood Capital
Management LP (10)                       3,005,230       39.57 %         401,802   2,603,428         28.63%
Wood, Floyd                                  3,000           *             3,000           0             *
Zavras Jr., Nestor A.                          300           *               300           0             *
          TOTAL                                                        1,200,000
     *  Indicates less than 1 % beneficial ownership

     1 Percentages were based on the number of shares issued and outstanding as of the year ended December 31, 2000, which equaled 7,594,320 common shares.
     2 Percentages were based on the number of shares issued and outstanding assuming that 100% of the 1,500,000 common shares being Offered are successfully sold, which would equal a total of 9,094,320 common shares issued and outstanding.
     3 Jeffrey Davis was a partner in the firm of Castro & Davis, L.L. P. that was Gimmeabid.com's legal counsel. Mr. Isaac Castro and Jeffrey Davis were the partners of Castro & Davis L.L.P. who individually purchased 2,000 and 1,000 shares respectively for cash at a price of $5.00 per share. The partnership itself was issued shares by Michael Wood personally for the retirement of a personal debt to the firm in the amount of $ 2,135. Castro & Davis also received 2,000 common shares from GimmeaBid.com as an advance payment for legal services that could be drawn upon in the future, as needed, i.e. pre-paid legal expense. This credit has since been used in its entirety.
     4 Fidelity Transfer Company is Gimmeabid.com's transfer agent. Fidelity Transfer Company received 3,000 shares as payment to retire an outstanding debt from the previous venture in the amount of $ 1,233.
     5 Mettala Family Trust represents Erik Mettala, PhD's interest in GimmeaBid.com. Dr. Mettala is our Chief Technical Advisor and is in charge of Gimmeabid.com's technology development. Dr. Mettala is also the Chief Technical Officer of Integrated Concepts, Inc. Dr. Mettala received shares by purchasing them for cash from Gimmeabid.com at a price of $5.00 per share.
     6 Ottoman Capital, L.P. represents Charles Wood's ownership in GimmeaBid.com through a family limited partnership of which he is the General Partner. Mr. Wood established this family limited partnership for estate tax purposes. Charles Wood is the present and acting Vice-President. Mr. Wood received his shares as a founder of Gimmeabid.com
     7 Pleiades Capital, L. P. represents Ann Wood's ownership interest in GimmeaBid.com through a family limited partnership of which she is the General Partner. Mrs. Wood formed this family limited partnership for estate tax purposes. Ann Wood is the present and acting Secretary and a Director for GimmeaBid.com. She is also the wife of Charles Wood, our Vice-President and the mother to Michael Wood, our President. Mrs. Wood received shares as a founder of GimmeaBid.com.
     8 Mr. Joseph Sexton currently serves on our advisory board in the capacity of sales and marketing advisor. Mr. Sexton purchased 10,000 shares with cash through his living trust at a price of $5.00 per share.
     9 Stephens Specialties Inc. represents Mr. Stephen Johns ownership interest in GimmeaBid.com. Mr. Johns is Gimmeabid.com's accountant and is in charge of the day-to-day accounting and tax return preparation annually. Mr. Johns received shares for the payment of invoices amounting to $ 4,770 for accounting services performed for Gimmeabid.com at a price of $5.00 per share

     10 Wood Capital Management, L.P. represents J. Michael Wood's ownership of GimmeaBid.com common shares through a family limited partnership of which he is the General Partner. Mr. Wood established this family limited partnership for estate tax purposes. Michael Wood is the current President and Chairman of the Board of Directors for GimmeaBid.com. He is the son of Charles and Ann Wood, our Vice-President and Secretary, respectively. Michael Wood received his shares as a founder of GimmeaBid.com.

                              Plan of Distribution

         Gimmeabid.com is offering 1,500,000 shares of common stock through its officers and directors on a "direct participation" basis at a purchase price of $7.00 per share. This offering will begin upon effectiveness and will expire whenever all of the shares are sold, or six months after the date of effectiveness, whichever comes first. The Selling Stockholders will be selling 1,200,000 common shares. This offering will be conducted separately beginning six months after effectiveness and will expire whenever all of the shares are sold or 12 months after the date of effectiveness, whichever comes first. Gimmeabid.com is managing this offering without an underwriter. The shares will be offered and sold by Gimmeabid.com's President, Michael Wood and our Vice-President, Charles Wood. These officers will not receive a sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of Gimmeabid.com for such activities. In connection with their efforts, they will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. There is no minimum offering so all purchases will be paid directly to Gimmeabid.com upon receipt. No one, including Gimmeabid.com has made any commitment to purchase any or all of the shares. Rather, the officers and directors will use their best efforts to find purchasers for the shares. Gimmeabid.com cannot state how many shares will successfully be sold.

         Gimmeabid.com anticipates selling the shares to persons whom it believes may be interested or who have contacted Gimmeabid.com with interest in purchasing the securities. Gimmeabid.com may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which Gimmeabid.com is permitted to sell the shares. Gimmeabid.com is not obligated to sell shares to any such persons.

         Gimmeabid.com has established no minimum offering amount and no escrow of investor money pending a certain minimum number of shares being sold. Each subscription for shares in this offering that is accepted by Gimmeabid.com will be credited immediately to the cash accounts of Gimmeabid.com and such investor funds may be spent by Gimmeabid.com without any waiting period or other contingency.

         Gimmeabid.com reserves the right to reject any subscription in full or in part and to terminate this offering at any time. Officers, directors, present stockholders of Gimmeabid.com and persons associated with them may purchase some of the shares. However, officers, directors, and their affiliates shall not be permitted to purchase more than 20% of the shares being sold and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by Gimmeabid.com. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

         Purchasers of shares either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

         The selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated, which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such re-sales, may pay to or receive from the purchasers of such shares commissions as described above.

         In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

         The selling stockholders and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

         We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the Selling Stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the shares we desire to sell.

         Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of Gimmeabid.com during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, which provisions may limit the timing of purchases and sales of common stock by the

Selling Stockholders. We will pay all of the expenses incident to this offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

         We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                                Legal Proceedings

         As of the date of this prospectus, neither GimmeaBid.com nor any of its' officers or directors are involved in any litigation either as plaintiffs or defendants. As of this date, there is not any threatened or pending litigation against GimmeaBid.com or any of its' officers or directors.

          Directors, Executive Officers, Promoters, and Control Persons

         Set forth below is certain information concerning the directors and executive directors of GimmeaBid.com.

      Name                         Age                          Position
      ----                         ---                          --------
J. Michael Wood                     32                  President/CEO & Chairman
Charles L Wood                      55                 Vice-President & Director
Ann Wood                            59                      Secretary & Director
Maegan Anders                       24                  Treasurer/CFO & Director

Advisory Board
--------------
Erik Mettala, Ph.D.                 50                   Chief Technical Advisor
Kent Bimson, Ph.D.                  51                         Technical Advisor
Joe Sexton                          41                 Sales & Marketing Advisor
John Harris                         49                        Operations Advisor

Biographies

J. Michael Wood - President
         Mr. Wood serves as the President and CEO of Gimmeabid.com and has served in that capacity since the inception of Gimmeabid.com in 1999. Prior to his involvement with Gimmeabid.com, Mr. Wood was a securities broker most recently with Merrill Lynch in 1999. He was a financial advisor with Investment Management & Research from 1996 to 1998. He was a financial consultant with Advantage Capital Corporation from 1994 to 1995. Mr. Wood is a graduate of Abilene Christian University. Mr. Wood is the son of Charles & Ann Wood, our Vice-President and Secretary, respectively.
Charles Wood - Vice-President
         Mr. Wood is the current Vice-President of Gimmeabid.com and has been since its inception in 1999. Prior to his involvement with Gimmeabid.com, Mr. Wood was the owner of a used auto dealership in Abilene and Brownwood, Texas from 1993 to 1999. Mr. Wood has had approximately 30 years of experience in all aspects of the used auto industry. Mr. Wood is the Father of Michael Wood, our President and the husband of Ann Wood, our Secretary.
Ann Wood - Secretary
         Mrs. Wood is Gimmeabid.com's Corporate Secretary. Mrs. Wood has had approximately 20 years of experience in the auto industry. Most recently, Mrs. Wood was employed by Wicke's Furniture from 1998 to July 2000. Prior to her employment with Wicke's, Mrs. Wood was employed with her husband at Wood's Auto from 1993 to 1998. Mrs. Wood has had approximately 10 years experience in retail sales with Sam's Wholesale Club from 1990 to 1993. Mrs. Wood is the Mother of Michael Wood, our President and wife of Charles Wood, our Vice-President.
Maegan Anders - Treasurer & Chief Financial Officer
         Ms. Anders is the current Treasurer and Chief Financial Officer of Gimmeabid.com and has held that position since inception in 1999. Prior to her involvement with Gimmeabid.com, Ms. Anders was employed by a private investment firm that manages approximately $2 billion in assets from 1998 to 1999. Prior to this, she was a student at Abilene Christian University from 1995 to 1998. Ms. Anders is the fiance of Michael Wood, our President.

                                 Advisory Board

         In addition to the current Board of Directors, it is the policy of Gimmeabid.com to seek advice and counsel of highly qualified business and industry professionals and experts to assist the management team to make appropriate decisions and choose the most effective course of action. These individuals are not responsible for management decisions nor are they compensated for their participation on Gimmeabid.com's Advisory Board. The current Advisory Board is comprised of the following individuals:

Erik Mettala, PhD. - Chief Technical Advisor
         Dr. Mettala has served as the Chief Technical Advisor for Gimmeabid.com since January of 2000. Dr. Mettala currently serves as the Chief Technical Officer of Integrated Concepts, Inc. since April of 1998. From September of 1995 to April of 1998, Dr. Mettala was the Chief Technical Officer of MCC in Austin, Texas. Dr. Mettala was the Associate Dean of Engineering for Research at the University of Texas at Arlington from August 1993 to September of 1995. From 1991 to 1993, he served as Deputed Director of Software and Intelligent Systems Technology Office at the Defense Advanced Research Projects Agency (DARPA) in Arlington, Virginia. During his tenure at DARPA, he served as a program manager for Software Engineering Environments and Tools, Persistent Object Bases (which supported the development of CORBA), Manufacturing Automation and Design Engineering (which supported the development of Mosaic, S-HTTP, and HTTP-S), and Domain Specific Software Architectures, which supported the development of TCP/IP. During his tenure with the Defense Department, he received top-secret security clearance. Dr. Mettala has received a number of patents as well as being printed in numerous publications. He brings more than 25 years of experience in Information Technology to the Company. Dr. Mettala has an undergraduate degree in marketing and transportation administration from Michigan State University. He has a Master of Science degree in Computer Science and Management System Engineering from Central Texas University, though most of his coursework was completed at the University of California in Los Angeles. Dr. Mettala also earned a Ph.D. in industrial and management systems, in conjunction with Computer Science from Penn State University.


Kent Bimson, PhD.- Technical Advisor
         Dr. Bimson currently serves as a technical advisor to Gimmeabid.com. He is presently employed by Integrated Concepts, Inc. and has served in the capacity of Executive Vice President of Knowledge Integration since November of 1999. Previously, Dr. Bimson served as Assistant Vice President to Science Applications International Corporation from May 1998 to November 1999. From June 1995 to May 1998, Dr. Bimson served as Chief Scientist at Science Applications International Corporation. In his capacity of Vice President at ICI, he is currently focused on developing a Knowledge Integration Tool that will support integration of heterogeneous enterprise databases and presentation of this integrated information over the web. Dr. Bimson established the Florida office for ICI in Cape Canaveral, Florida, to support local projects and Managed Electronic Commerce business where he was Program Manager on the Launch Operations and Support Contract at Cape Canaveral Air Station in Florida, where he also served as the Director of Information Technology, responsible for developing a Spaceport Intranet Information System (SIIS) for the US Air Force. SIIS features web-enabled databases, streaming video, on-line drawings and schematics, documents, and ScreenCams. Dr. Bimson oversaw the Integrated Resource Management
         (IRM) capability, which integrates many of the Cape's heterogeneous databases into a common enterprise model using CORBA technology. IRM provides stakeholders with an integrated view of the enterprise over the SIIS using a Java browser, including access to integrated data, documents, databases, videos and drawings. Dr. Bimson is a facilitator for Stephen Covey's "4 Roles of Leadership" workshop and helped lead this training on the 500 person LOSC contract.

John Harris - Operations Advisor
         John Harris currently serves as the Chief Operating Officer of Airtech since joining the company in February 2000 and has been a Member of the Board of Directors since November 1999. He has also served as a Member of the Board of Advisors for GimmeaBid.com since December 1999. Prior to this he served as the Chief Administrative Officer of Integrated Concepts, Inc. from June 1998 to October 1999. He was also Chief Executive Officer of PreventCo Inc. from June 1996 to May 1998 and Vice President and Medical Director of Airtech International Group, Inc. from May, 1994 to May 1996. Prior to that, Mr. Harris spent twenty years in various senior management capacities, and as an international consultant, in the field of acute medical/surgical hospital administration for leading hospital management companies such as Hospital Corporation of America and Hospital Management Professionals. Mr. Harris holds a Bachelors of Science from Oregon State University and a Masters of Hospital Administration from University of Alabama in Birmingham 1975.

Joe Sexton - Sales & Marketing Advisor
         Mr. Sexton currently serves as the Sales & Marketing Advisor to GimmeaBid.com. He is presently employed by EMC to run software sales for the Western U.S. responsible for an annual budget of $620 million. He has been employed by EMC since 2001. From 2000 to 2001, Ericsson, Inc. employed Mr. Sexton, where he created the marketing program for Geobility, an internally developed product. He created and gave presentations for outside investors in order to "spin-off" Geobility from Ericsson. He assisted bringing in outside investors who were willing to invest $35 million in the "spin-off". He also created partnerships with Visa and A. H. Belo, which brought potentially 1.2 million merchants and 33 million consumers to Geobility. Prior to his involvement with Ericsson, Inc., Mr. Sexton was the Executive Vice-President of Sales and Marketing for Integrated Concepts, Inc. from 1998 to 2000. From 1987 to 1998, Computer Associates employed Mr. Sexton, where he increased regional sales from $20 million to $250 million. He managed 200 sales representatives and technical associates in 9 Southwestern states in 6 offices. He was also responsible for implementing several sales methodologies that became standard throughout the corporation. He consistently finished in the top 3 divisions (out of 16) in new sales, winning large clients such as MCI, Perot Systems, Sabre, Fidelity, and Storage Tech.

         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of June 1, 2001, with respect to the beneficial ownership of the common stock of GimmeaBid.com by each beneficial owner of more than 5% of the outstanding shares of common stock of GimmeaBid.com, each director, each executive officer named in the "Summary Compensation" Table and all executive officers and directors of GimmeaBid.com as a group, and sets forth the number of shares of GimmeaBid.com's common stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

         Wood Capital Management, L.P. represents J. Michael Wood's ownership of GimmeaBid.com common shares through a family limited partnership of which he is the General Partner. Mr. Wood established this family limited partnership for estate tax purposes. Michael Wood is the current President and Chairman of the Board of Director for GimmeaBid.com. He is the son of Charles and Ann Wood, our Vice-President and Secretary, respectively. Michael Wood received his shares as a founder of GimmeaBid.com.

         Ottoman Capital, L.P. represents Charles Wood's ownership in GimmeaBid.com through a family limited partnership of which he is the General Partner. Mr. Wood established this family limited partnership for estate tax purposes. Charles Wood is the present and acting Vice-President. Mr. Wood received his shares as a founder of Gimmeabid.com

         Pleiades Capital, L. P. represents Ann Wood's ownership interest in GimmeaBid.com through a family limited partnership of which she is the General Partner. Mrs. Wood formed this family limited partnership for estate tax purposes. Ann Wood is the present and acting Secretary and a Director for GimmeaBid.com. She is also the wife of Charles Wood, our Vice-President and the mother to Michael Wood, our President. Mrs. Wood received shares as a founder of GimmeaBid.com.

         The address of each entity representing each person listed below is 2100 North Main Street, Suite 215, Box 22, Fort Worth, Texas 76106.




                                                                                      Percentage of
                                                                                   Outstanding Common
                                                                                       Stock Owned
                                                                                   ------------------
                                                    Shares of
Name and Address of                               Common Stock
Beneficial Owner                               Beneficially Owned          Before Offering       After Offering
-----------------                              ------------------          ---------------       --------------

Wood Capital Management, L.P.                       3,005,230                  39.57 %               28.63 %
Ottoman Capital, L.P.                               2,296,471                  30.24 %               23.04 %
Pleiades Capital, L.P.                              1,500,000                  19.75 %               14.28 %
All directors and executive officers as             6,801,701                  89.56 %               65.95 %
a group (3 persons)


                            Description of Securities
Common Stock

         The authorized common stock of GimmeaBid.com consists of 10,000,000 shares, with each share having a par value of $0.001. As of December 31, 2000, there were 7,594,320 common shares issued and outstanding. There were 456 holders of common stock as of December 31, 2000.
         Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of GimmeaBid.com and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available. Upon liquidation of GimmeaBid.com, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of GimmeaBid.com. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.
         GimmeaBid.com has never paid a cash dividend on the common stock. GimmaBid.com currently intends to retain all earnings, if any, to increase the capital of GimmeaBid.com to effect planned development activities and to pay dividends only when it is prudent to do so and GimmeaBid.com's performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available when, as, and if declared by GimmeaBid.com's board of directors.

Other Securities
         There are currently no preferred shares or other debt or equity securities issued, outstanding, or authorized.

                           Transfer Agent & Registrar

The Transfer Agent and Registrar for the common stock will be:

The Transfer Agent is:
Fidelity Transfer Company
1800 S. W. Temple
Suite 301
Salt Lake City, Utah 84115

The Registered Agent is:
CT Corporation Systems
1717 N. Akard Street
Dallas, Texas 75201

                      Interest of Named Experts and Counsel

         No "expert" as that term is defined pursuant to section 228.509(a) of Regulation S-B, or GimmeaBid.com's counsel as that term is defined pursuant to section 228.509(b) of Regulation S-B was hired on a contingent basis, or will receive a direct or indirect interest in GimmeaBid.com through this offering or was a promoter, underwriter, voting trustee, director, officer, or employee of GimmeaBid.com at any time prior to the filing of this registration statement. However, Paula Henrie, the spouse of Gary R. Henrie, previous securities counsel to GimmeaBid.com is the holder of 10,000 common shares. Mr. Henrie was issued 10,000 common shares in exchange for an initial consultation on securities issues with Gimmeabid.com management and his agreement to act as securities counsel for Gimmeabid.com. The shares were issued to his wife, Mrs. Paula Henrie, upon his request for personal financial and planning reasons. Additionally, Mr. Jeffrey & Wendy Davis, present legal counsel to GimmeaBid.com is the owner of 1,421 common shares. Mr. Davis purchased 1,000 common shares from GimmeaBid.com at a price of $5.00 prior to becoming our legal counsel. The firm of Castro & Davis, L.L.P., of which Mr. Davis was a partner, later acquired an additional 421 common shares at a price of $5.00 per share from our President, Michael Wood, as payment for legal services performed for Mr. Wood, personally, prior to the formation of GimmeaBid.com. The firm of Castro & Davis, L.L.P. next received 2,000 common shares from GimmeaBid.com for pre-paid legal expenses. GimmeaBid.com has since depleted this credit. The partnership of Castro & Davis L.L.P. has since been dissolved and each partner has received his portion of the shares.

                      Disclosure of Commission Position On
                 Indemnification For Securities Act Liabilities

         GimmeaBid.com, Inc.'s articles of incorporation provide that GimmeaBid.com will indemnify any officer, director, or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             Description of Business

Development
         GimmeaBid.com was incorporated on May 15, 1986, pursuant to the laws of the state of Delaware under the name Life Systems International, Inc. Life Systems was engaged in the promotion of a system designed to enable smokers to end the tobacco habit. Life Systems was ultimately unable to develop a sufficient market to enable it to operate profitably in this activity and ceased its marketing efforts in 1986. On July 17, 1990, the name was changed to Mesquite Country, Inc. to reflect the new business being conducted of harvesting, processing, packaging, and marketing Mesquite wood products. In 1993, Mesquite Country discontinued operations and in 1994 sold all of its operating assets. Some of the assets were sold at auction for the benefit of creditors. The corporation then lay dormant from 1993 until 1998 without assets or any business activity.

         In December of 1998, the controlling stockholders Michael and Charles Wood decided to operate a new business within the existing corporation and took the steps necessary to revitalize the corporation. On June 16, 1999, the name of the company was changed to GimmeaBid.com, Inc. The business purpose of Gimmeabid.com is to maintain and operate an on-line auction for auto dealers located across the United States.

Business
         According to ADT Automotives 2000 Used Car Market Report, "Perspectives and Projections", the used auto industry represented $361 Billion in 1999 and is projected to grow to $388 Billion by 2004. As has happened with many other industries, it is only natural that the Internet will now supply the tools to transform used vehicle auctions to a more efficient electronic format. Gimmeabid.com provides an electronic platform or venue where auto dealers can trade as buyers or sellers within an auction format. This web site will allow dealers to save money and a significant amount of time compared to attending a traditional auction and the related expenses of travel and shipping the vehicles both to and from the auction. Sellers will be able to reach a national market for their vehicle as opposed to a market that has always been limited to a regional basis. Dealers will not be charged for accessing the site, bidding, or buying. The only time a dealer will incur a charge is if we successfully match a selling dealer with a buyer. This makes Gimmeabid.com a purely performance based auction.

         To gain access to the Gimmeabid.com site or DealersAutoAuction.com, a dealer must complete a registration form on-line. Once we are able to confirm the validity of their dealership, a dealer will receive an e-mail informing them that they have been authorized to access the site using their chosen user name and password.

         Dealers will be able to list a vehicle for auction, choose a minimum selling price, up-load up to five digital images, along with acceptable forms of payment, and have dealers from anywhere within the U.S. and Canada competitively bid for their vehicle. Dealers will also be able to choose their auction type. Currently, GimmeaBid.com offers three types of auctions:
     o A Reserve Auction where the dealer chooses a minimum price that they will accept for their vehicle along with the duration (length) of the auction, which can last from one day to two weeks. The dealer can also establish the opening bid even if it is below his reserve price; he is only committed to selling at or above his reserve price.
     o A Quik Win Auction where a dealer chooses a final selling price that he is willing to accept for his vehicle, called the target price. The target price remains unknown to all bidders. After listing the vehicle, the first bidder to reach this target price wins, ending the auction.
     o A Traditional or English Auction where a dealer does not choose a minimum selling price but only the duration of the auction. In this type of auction, the highest bidder wins regardless of the final price.

         In all instances, GimmeaBid.com only matches buyers with sellers. We do not take possession of the vehicles nor the titles or payment. Once an auction is closed, the seller and buyer are e-mailed the others contact information. All shipping and payment arrangements are worked out between the dealers.

         Dealers will be kept informed of the progress of the auctions in which they participate either as sellers or bidders by a series of e-mails. A dealer has the option of choosing to receive an e-mail each time he is outbid or as a seller, he can choose to receive an e-mail each time a bid is placed on his vehicle and when the reserve price is met. All dealers who participate in any given auction will be notified by e-mail of the close and final selling price of the vehicle. Further, our system allows dealers to interact with each other. Each vehicle listing has a link where a prospective bidder can ask the seller of that vehicle any questions he chooses. These interactions are all handled through the website and notice of questions that have been posted are handled through e-mail.

         The greatest obstacle in buying and selling vehicles through an Internet platform is adequately addressing the condition of the vehicle. We have gone to great lengths to help dealers address this common concern. One method we have chosen is to follow the same traditional light rating system that dealers have utilized at traditional brick and mortar auctions for decades. Dealers are accustomed to this standard and how it relates or represents a vehicles condition. This light rating system can be summarized as follows:

     o Green Light - the seller represents that the vehicle is in "good condition" and will allow a "test" drive when picked up or delivered giving buyers an opportunity to evaluate the vehicle before accepting it. A vehicle listed under a Green Light rating can not have any defects in engine, rear, or transmission and no single mechanical defect which exceeds $400 to repair.
     o Yellow Light - the seller represents the care to be basically sound but with an announced defect. Sellers are required to disclose any and all mechanical or cosmetic defects or damage. Items not disclosed by the seller will release any buyer from the binding nature of the bid.
     o Red Light - vehicles listed with this rating are sold on an "AS IS" basis without any warranty or representation to the soundness of the vehicle. These vehicles cannot be rejected by a buyer for any mechanical or cosmetic defects that have been disclosed.

         GimmeaBid.com went further in addressing vehicle condition by requiring dealers to complete a lengthy and thorough disclosure form that addresses a vehicles conditions: mechanically, cosmetically, and aesthetics such as odors.

         In the event that a dealer is interested in bidding on a vehicle but is still uncertain, he will always have the option of reaching the seller by e-mail and asking questions about the vehicle.

          In addition, we wanted to make a dealers reputation as valuable on the Internet as it is in real world transactions, so Gimmeabid.com has also devised a feedback system where dealers can actually rate their experience with another dealer. At any time, prospective bidders will be able to check the feedback system and view other dealers comments and ratings about their transactions with a particular dealer. In the event that a dealer exhibits a pattern of misrepresentation or if a bidder exhibits a pattern of not completing transactions, they will be permanently blocked from the Gimmeabid.com web site.

Market

         According to ADT Automotive's 2000 Used Car Market Report, the used auto industry reached $361 Billion in sales in 1999. This equates to approximately 40,890,000 vehicles at an average selling price of $8,828 per vehicle. 1999 represented the second best year ever for used auto sales with projections reaching 43,002,000 units by 2004.
         Gimmeabid.com will market to the auto dealership community that is comprised of approximately 88,200 dealerships according to ADT Automotives Used Car Market Report. Our assumptions are based on successfully capturing 1% or 882 active dealerships.

Competition

         While there are not many on-line competitors at this moment, we feel certain that competition will arise given the ongoing expansion of Internet applications. To date, two major companies; Manheim and ADT have dominated the vehicle auction market. These two competitors completed a merger on October 6, 2000. This merger makes Manheim the single largest auction company in America. Manheim also operates a subsidiary Internet based auction called Manheim Interactive. We feel that we are highly competitive with these companies because of our fee structure provides a "cap" or maximum of $275.00 per unit. We are also finding that our dealer base is very receptive to the fact that we are a performance-based auction, which means, that in the event that their vehicles are not successfully sold, we do not charge them a fee.

Patents and Trademarks

         Gimmeabid.com does not, at the present time, own any patents but has applied to trademark "GimmeaBid.com" and "Dealers Auto Auction.com".

Government Regulations

         Presently, there is not a body of law governing Internet auctions but historically states have required wholesale auto auctions to obtain a license in the state in which they were doing business. The Internet poses a unique problem not only in determining jurisdiction but also in applying current laws. Typically, most states require a license applicant to:
     o   Provide a surety bond in the amount of $20,000;
     o   Submit an application fee that can run from $125 to $500;
     o Submit a background check on all officers, directors, and shareholders owning 10% or more of the company;
     o   Submit photographs of the physical location, facility, and signage;
     o   Some require the signage to be visible from at least 300 ft.

     To date there has been no state legislation requiring Internet based auto auctions or retailers to be licensed. There also have not been any enforcement actions or cease orders. Further, no state has attempted to apply current laws to Internet based businesses with the exception of the State of Texas. The State of Texas has recently attempted to require Ford Motor Company to obtain a license for an Internet based referral system for retail auto sales. Ford has brought legal action to challenge the Texas requirement. As of yet, the court has not ruled in the matter. It is possible that at some point, even though this is a wholesale platform, Gimmeabid.com may be required to obtain licenses from one or more states in order to conduct its business operations.

Employees

         GimmeaBid.com presently has three full time employees who are also officers and directors and two part time employees. Two of the three full time employees receive a salary, while the two part time employees receive $7.00 per hour.

Reporting

         At present, GimmeaBid.com is not considered a fully reporting company but has voluntarily complied with many of the regulations such as holding annual stockholder meetings and providing stockholders with an annually audited financial report. After the filing of this registration statement, the Company will be fully reporting and will provide our stockholders with the required annual reports.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

         GimmeaBid.com has completed the development of its online auction. We officially announced the launch of our auction in December of 2000. To date, we have not begun to recognize revenue from operations. It is our belief that, even though users are placing bids on a number of the vehicles, we do not presently have enough participating dealerships to provide the necessary level of liquidity. There is not enough competition among bidders for prices to reach the seller's reserve prices. We feel that with the accumulation of new users, liquidity will follow. Consequently, our primary focus at this point is developing our marketing efforts in the most effective and efficient manner possible since auction fees will be our primary source of revenue. Our fees currently consist of a 2.5% sales charge, up to a maximum of $275.00 on each vehicle that is successfully sold. We are a performance based auction, which means that we do not charge consignors any fees if their vehicle is not successfully sold through our portal. Therefore, liquidity within our auction is paramount. In the event that this liquidity does not develop, it could materially impact the development of GimmeaBid.com.
          In addition to providing auction services, we will be offering products and services from third parties to our registered auto dealers. These products include short-term warranties, extended warranties, parts, accessories, financing, and shipping logistics. These products and services will be offered by partnering and integrating with third parties. We do not have any plans of pursuing these businesses other than as a re-seller. In this role, we will receive a sales commission for each product or service sold. These commissions will be based on negotiated terms.

Liquidity and Capital Resources
         For the year ended December 31, 2000, we realized a per share loss of ($0.07) as compared to a ($0.21) loss per share for the year ended December 31, 1999. Since our development project has taken almost approximately eight months longer than our development contract called for, it has placed a severe burden on our capital. The delay in the launch, in addition to the expense of operating an additional twelve months without the ability to recognize revenue has virtually exhausted our capital. In accordance with our development agreement, we had anticipated launching our fully completed Internet application in April of 2000 and to begin recognizing revenue shortly thereafter. We are presently relying on our ability to borrow to fund the day-to-day operations of GimmeaBid.com. We are relying, in part on the success of this offering to provide GimmeaBid.com with the necessary capital to subsidize the day-to-day operations until we can reach a level of sales that will sustain our operating expenses. We are also relying heavily on the success of this offering in order to fund a marketing campaign that we feel will be effective in securing a user base of a scale necessary for our auction to reach a level of liquidity to be successful. There can be no assurance that we will be able to continue to borrow capital to continue operations. There also can be no assurance that any shares of this offering will be successfully sold, and if sold, the capital received will be adequate to continue operations.

Development
         Our Internet application remains in development although our auction component is live and functional. We still need to complete our shipping auction and integrate a number of third parties to provide additional products and services. We cannot estimate a date for the completion of our entire web portal, since our current project is now eight months behind schedule. There can be no assurance that any further development will be completed beyond our auction, which was launched in December 2000.

Marketing
         Our primary focus is our marketing efforts. We are having success in registering dealerships across the United States. We are seeking to find what method will be the most effective in terms of both time and dollars invested in any given activity. Presently, we plan to utilize a number of methods to reach our target market including direct mail, e-mail, industry trade journals and magazines, partnering with local associations, trade shows, seminars, and in-person sales calls. As part of the registration process, dealers must complete the following forms. Once submitted, our staff verifies the validity of their licensing as dealers by the state department issuing the license before the accounts are activated. If we are unable to verify any information, the account is deleted and access is denied.

Employees
         We presently plan to add two to four employees to our marketing staff. The level of employees is primarily contingent on the level of success of this offering. We anticipate paying these employees at a rate of $7.00 per hour. Their primary role will be to support and enhance our marketing efforts through telemarketing, direct mail, in-person sales calls, and presentations at dealer associations and trade shows.


Equipment
         We also plan to purchase several servers to host and continue development of our Internet Application. This purchase will include racks, servers, routers, and software. We anticipate this expenditure will be approximately $ 475,000. This is also contingent upon the success of this offering. If we are unable to sell 25% of these shares, we will be forced to scale back our development plans and seek out a third party for hosting services.

Factors That May Affect Future Results
         We are currently borrowing to meet our operating expenses. During 2000, we borrowed $51,900 at a rate of 10% per annum; while in 2001 we have borrowed an additional $33,000 at a rate of 8% per annum. These notes are all unsecured and are for a term of one year. The first note comes due October 11, 2001 while the debts incurred this year mature in January, February, and March of 2002.

                             Description of Property

         Gimmeabid.com currently offices at 2100 North Main, Suite 215, in Fort Worth, Texas and leases approximately 2,142 square feet. Gimmeabid.com currently pays $1,685.73 per month for the office space. We currently lease our office space on an eighteen (18) month basis that expires April 30, 2002. The Company owns no real property and has no plans to acquire real property.

         While we are currently seeking quotes for insurance, at the present time, the contents of the executive office are not insured. In the event of a loss, we do not feel that it would materially impact or disrupt the operations of Gimmeabid.com. We further feel that another location would not be difficult to secure along with additional office equipment. We are not materially concerned with this issue because our servers, routers, programming, etc. are located at the headquarters of Integrated Concepts, Inc. who has completed a disaster recovery plan for us and also provides a series off-site backup servers.


                 Certain Relationships and Related Transactions

         During October 2000, GimmeaBid.com borrowed $10,000 from the President of the Company, Michael Wood. This note bears an interest rate of 10% per annum and is payable in full on October 11, 2001. As of December 31, 2000, the note has accrued interest of $223. This note is unsecured.

            Market for Common Equity and Related Stockholder Matters

         Prior to this offering, there has been no public market for the common stock of the Company. At the present time neither any National Securities Exchange nor the NASDAQ stock market lists the securities offered. There is no public trading market for the common stock of GimmeaBid.com. There are outstanding 7,594,320 common shares as of December 31, 2000. Gimmeabid.com is currently offering 1,500,000 common shares through this offering. We have also agreed to register an additional 1,200,000 for selling shareholders. The remaining shareholders will also be able to sell their shares having met the holding requirements of Rule 144.
         Since its inception, no dividends have been paid on Gimmeabid.com's common stock. We intend to retain any earnings for use in the business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

                           Summary Compensation Table

         The following table sets forth information concerning the aggregate compensation paid or to be paid by GimmeaBid.com to its Chief Executive Officer and each of the other executive officers for services rendered in all capacities to GimeaBid.com for the fiscal years ended December 31, 2000 and 2001.


                           ANNUAL COMPENSATION               LONG-TERM COMPENSATION AWARDS                   ALL OTHER COMPENSATION
                         ------------------------  -----------------------------------------------------  --------------------------
NAME AND
PRINCIPAL
POSITION
--------

                         FISCAL   SALARY    BONUS  RESTRICTED STOCK  RESTRICTED STOCK   SECURITIES        MATCHING 401k   GROUP LIFE
                          YEAR                        AWARDS ($)        AWARDS (#)    UNDERLYING OPTIONS   CONTRIBUTION    INSURANCE
                                                                                                                           PREMIUMS
J. Michael Wood           2000   $ 60,000    -0-       -0-               -0-               -0-                 -0-             -0-
President and Chairman    2001   $ 60,000    -0-       -0-               -0-               -0-                 -0-             -0-
Charles L. Wood           2000        -0-    -0-       -0-               -0-               -0-                 -0-             -0-
Vice-President            2001        -0-    -0-       -0-               -0-               -0-                 -0-             -0-
Ann Wood                  2000    $ 60,000   -0-       -0-               -0-               -0-                 -0-             -0-
Secretary                 2001    $ 60,000   -0-       -0-               -0-               -0-                 -0-             -0-
Maegan Anders             2000    $ 30,000   -0-       -0-               -0-               -0-                 -0-             -0-
Treasurer & CFO           2001    $ 30,000   -0-       -0-               -0-               -0-                 -0-             -0-

Stock Options
         GimmeaBid.com has not granted any stock options or stock appreciation rights during our prior fiscal year or the current year to any person.

Benefit Plans
         GimmeaBid.com recently adopted a 401k plan for its employees and officers but does not provide any matching contributions. Additionally, we recently added a group health plan for its employees in which it pays the monthly premiums for the employee only. Family members of the employee can be added to the plan but at their own expense. We felt that it was important to be able to offer these minimal benefits in order to attract and retain talented employees.

Future Compensation
         GimmeaBid.com does not have plans to increase the current levels of compensation to its employees, officers, or directors either through the use of additional wages, incentive programs, restricted stock awards, or otherwise.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                      March 31, 2001 and December 31, 2000

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS
                                     ------

                                                                                 March 31,        December 31,
                                                                                  2001               2000
                                                                           ------------------  -----------------
                                                                                (Unaudited)

CURRENT ASSETS

   Cash and cash equivalents                                               $            2,484  $           1,446
   Prepaid expenses                                                                    -                   1,290
                                                                           ------------------  -----------------

     Total Current Assets                                                               2,484              2,736
                                                                           ------------------  -----------------

   PROPERTY AND EQUIPMENT, NET                                                      1,113,725          1,172,115
                                                                           ------------------  -----------------

OTHER ASSETS

   Deposit                                                                              1,380              1,380
                                                                           ------------------  -----------------

     Total Other Assets                                                                 1,380              1,380
                                                                           ------------------  -----------------

     TOTAL ASSETS                                                          $        1,117,589  $       1,176,231
                                                                           ==================  =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES

   Accounts payable                                                        $           67,434  $          69,231
   Accrued expenses                                                                   100,326             71,903
   Notes payable                                                                       51,900             41,900
   Note payable - related party                                                        10,000             10,000
                                                                           ------------------  -----------------

     Total Current Liabilities                                                        229,660            193,034
                                                                           ------------------  -----------------

     Total Liabilities                                                                229,600            193,034
                                                                           ------------------  -----------------

STOCKHOLDERS' EQUITY

   Common stock, $0.001 par value: 10,000,000 shares
    authorized, 7,594,320 shares issued and outstanding                                 7,595              7,595
   Capital in excess of par value                                                   5,510,073          5,510,073
   Deficit accumulated prior to January 1, 1993                                      (716,629)          (716,629)
   Deficit accumulated during the development stage
    (from January 1, 1993)                                                         (3,913,110)        (3,817,842)
                                                                           ------------------  -----------------

     Total Stockholders' Equity                                                       887,929            983,197
                                                                           ------------------  -----------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $        1,117,589  $       1,176,231
                                                                           ==================  =================



   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)

                                                                                                    From
                                                                                                 Inception of
                                                                                                 Development
                                                                                                   Stage on
                                                            For the Three Months Ended            January 1,
                                                                     March 31,                   1993 Through
                                                       -------------------------------------       March 31,
                                                              2001                2000              2001
                                                       ------------------  ------------------  -----------------


REVENUE                                                $           -       $           -       $          -

EXPENSES

   General and administrative                                      35,456             185,337          2,055,544
   Depreciation                                                    58,390                 183             60,457
                                                       ------------------  ------------------  -----------------

     Total Expenses                                                93,846             185,520          2,116,001
                                                       ------------------  ------------------  -----------------

LOSS FROM CONTINUING OPERATIONS
 BEFORE LOSS ON DISCONTINUED
 OPERATIONS                                                       (93,846)           (185,520)        (2,116,001)
                                                       ------------------  ------------------  -----------------

LOSS ON DISCONTINUED OPERATIONS                                    -                   -              (1,774,611)
                                                       ------------------  ------------------  -----------------

OTHER INCOME (EXPENSE)

   Interest expense                                                (1,422)             (2,530)           (24,708)
   Interest income                                                 -                      113              2,210
                                                       ------------------  ------------------  -----------------

     Total Other Income (Expense)                                  (1,422)             (1,422)           (22,498)
                                                       ------------------  ------------------  -----------------

NET LOSS                                               $          (95,268) $         (187,937) $      (3,913,110)
                                                       ==================  ==================  =================

BASIC LOSS PER COMMON SHARE                            $            (0.01) $            (0.03)
                                                       ==================  ==================

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                             7,594,320           7,484,805
                                                       ==================  ==================


   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                        Statements of Stockholders Equity


                                                                                                   Deficit
                                                                                                  Accumulated
                                              Common Stock                      Capital in        During the
                                     -----------------------------------         Excess of        Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------  ------------------   ------------------  -----------------


Balance at inception of
 development stage on
 January 1, 1993                             722,167  $              722   $        2,251,680  $        (716,629)

Common stock issued for
 services at $0.58 per share                 253,868                 254              146,990             -

Net loss for the year ended
 December 31, 1993                            -                   -                    -              (1,740,571)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1993                   976,035                 976            2,398,670         (2,457,200)

Net loss for the year ended
 December 31, 1994                            -                   -                    -                  (1,289)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1994                   976,035                 976            2,398,670         (2,458,489)

Net loss for the year ended
 December 31, 1995                            -                   -                    -                  (6,594)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1995                   976,035                 976            2,398,670         (2,465,083)

Net loss for the year ended
 December 31, 1996                            -                   -                    -                  (7,381)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1996                   976,035                 976            2,398,670         (2,472,464)

Net loss for the year ended
 December 31, 1997                            -                   -                    -                  (9,373)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1997                   976,035                 976            2,398,670         (2,481,837)

Net loss for the year ended
 December 31, 1998                            -                   -                    -                  (9,404)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1998                   976,035  $              976   $        2,398,670  $      (2,491,241)
                                     ---------------  ------------------   ------------------  -----------------



   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                  Statements of Stockholders Equity (Continued)

                                                                                                   Deficit
                                                                                                  Accumulated
                                              Common Stock                      Capital in        During the
                                     -----------------------------------         Excess of        Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------  ------------------   ------------------  -----------------


Balance, December 31, 1998                   976,035  $              976   $        2,398,670  $      (2,491,241)

Common stock issued for
   services at $0.22 per share,
   January 2, 1999                         6,173,400               6,173            1,335,923             -

Common stock issued for
   cash at $0.21 per share,
   January 2, 1999                            72,000                  72               14,928             -

Common stock issued for
   cash at $0.25 per share,
   January 2, 1999                            20,000                  20                4,980             -

Common shares issued for debt
 at $0.50 per share, January 8,
 1999                                          1,736                   2                  866             -

Common shares issued for
 services at $5.00 per share,
 March 10, 1999                                1,000                   1                4,999             -

Common shares issued for
 equipment at $5.00 per share,
 March 18, 1999                                  290                   1                1,449             -

Common shares issued for
 services at $5.00 per share,
 March 20, 1999                                1,170                   1                5,849              -

Common shares issued for
 cash at $5.00 per share,
 April 7, 1999                                   300                   1                1,499             -

Common shares issued for
 cash at $5.00 per share,
 April 29, 1999                                3,000                   3               14,997             -

Common shares issued for
 cash at $5.00 per share,
 May 15, 1999                                    200              -                     1,000             -

Common shares issued for
 services at $5.00 per share,
 September 5, 1999                             4,000                   4               19,996             -

Common shares issued for
 cash at $5.00 per share,
 September 9, 1999                             1,600                   2                7,998             -
                                     ---------------  ------------------   ------------------  -----------------

Balance forward                            7,254,731  $            7,256   $        3,813,154  $      (2,491,241)
                                     ---------------  ------------------   ------------------  -----------------



   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                  Statements of Stockholders Equity (Continued)

                                                                                                   Deficit
                                                                                                  Accumulated
                                              Common Stock                      Capital in        During the
                                     -----------------------------------         Excess of        Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------  ------------------   ------------------  -----------------


Balance forward                            7,254,731  $            7,256   $        3,813,154  $      (2,491,241)

Common shares issued for
 cash at $5.00 per share,
 September 16, 1999                            1,500                   2                7,498             -

Common shares issued for
 cash at $5.00 per share,
 September 24, 1999                            1,000                   1                4,999             -

Common shares issued for
 services at $5.00 per share,
 September 24, 1999                              340              -                     1,700             -

Common shares issued for
 cash at $5.00 per share,
 September 27, 1999                              400              -                     2,000             -

Common shares issued for
 cash at $5.00 per share,
 September 29, 1999                            1,000                   1                4,999             -

Common shares issued for
 cash at $5.00 per share,
 October 1, 1999                               1,000                   1                4,999             -

Common shares issued for
 cash at $5.00 per share,
 October 4, 1999                               1,000                   1                4,999             -

Common shares issued for
 cash at $5.00 per share,
 October 12, 1999                              3,400                   3               16,997             -

Common shares issued for
 cash at $5.00 per share,
 October 18, 1999                              1,000                   1                4,999             -

Common shares issued for
 cash at $5.00 per share,
 October 20, 1999                              1,000                   1                4,999             -

Common shares issued for
 services at $5.00 per share,
 October 22, 1999                              1,000                   1                4,999             -

Common shares issued for
 debt/services at $0.50 per
 share, October 27, 1999                       1,264                   1                  631             -
                                     ---------------  ------------------   ------------------  -----------------

Balance Forward                            7,268,635  $            7,269   $        3,876,973  $      (2,491,241)
                                     ---------------  ------------------   ------------------  ------------------


   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                  Statements of Stockholders Equity (Continued)

                                                                                                   Deficit
                                                                                                  Accumulated
                                              Common Stock                      Capital in        During the
                                     -----------------------------------         Excess of        Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------  ------------------   ------------------  -----------------


Balance Forward                            7,268,635  $            7,269   $        3,876,973  $      (2,491,241)

Common shares issued for
 services at $5.00 per share,
 October 30, 1999                              1,280                   1                6,399             -

Capitalization contribution,
 November 12, 1999                            -                   -                     5,000             -

Net loss for the year ended
   December 31, 1999                          -                   -                    -              (1,507,090)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1999                 7,269,915               7,270            3,888,372         (3,998,331)

Common shares issued for
 services at $5.00 per share,
 January 12, 2000                              2,300                   2               11,498             -

Common shares issued for
 services at $5.00 per share,
 January 12, 2000                             17,700                  18               88,482             -

Common shares issued for
 assets at $5.00 per share,
 January 12, 2000                                100              -                       500             -

Common shares issued for
 software at $5.00 per share,
 January 15, 2000                            200,000                 200              999,800             -

Common shares issued for
 cash at $5.00 per share,
 January 15, 2000                             20,000                  20               99,980             -

Common shares issued for
 cash at $5.00 per share,
 March 19, 2000                                8,700                   9               43,491             -

Common shares issued for
 services at $5.00 per share,
 March 19, 2000                               10,000                  10               49,990             -

Common shares issued for
 software at $5.00 per share,
 March 19, 2000                                1,000                   1                4,999             -
                                     ---------------  ------------------   ------------------  -----------------

Balance Forward                            7,537,715  $            7,538   $        5,187,112  $      (3,998,331)
                                     ---------------  ------------------   ------------------  -----------------


   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                  Statements of Stockholders Equity (Continued)

                                                                                                   Deficit
                                                                                                  Accumulated
                                              Common Stock                      Capital in        During the
                                     -----------------------------------         Excess of        Development
                                          Shares             Amount              Par Value           Stage
                                     ---------------  ------------------   ------------------  -----------------


Balance Forward                            7,537,715  $            7,538   $        5,187,112  $      (3,998,331)

Common shares issued
 for cash at $5.00 per share,
 March 19, 2000                               15,500                  15               77,485             -

Common shares issued for
 prepaid expenses at $5.00
 per share, March 19, 2000                     2,000                   2                9,998             -

Common shares issued for
 cash at $5.00 per share,
 March 29, 2000                                7,000                   7               34,993             -

Common shares issued for
 cash at $5.00 per share,
 March 30, 2000                                2,000                   2                9,998             -

Common shares issued for
 cash at $5.00 per share,
 April 18, 2000                                8,500                   9               42,492             -

Common shares issued for
 services at $5.00 per share,
 April 20, 2000                                5,000                   5               24,995             -

Common shares issued for
 cash at $5.00 per share,
 April 20, 2000                                6,060                   6               30,294             -

Common shares issued for
 services at $5.00 per share,
 April 20, 2000                                3,170                   3               15,847             -

Common shares issued for
 cash at $5.00 per share,
 April 27, 2000                               12,600                  13               62,987             -

Common stock issued for
 services at $5.00 per share,
 April 27, 2000                                2,775                   3               13,872             -

Net loss for the year ended
 December 31, 2000                            -                   -                    -                (536,140)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 2000                 7,594,320               7,595            5,510,073         (4,534,471)

Net loss for the three months
 ended March 31, 2001 (unaudited)             -                   -                    -                 (95,268)
                                     ---------------  ------------------   ------------------  -----------------

Balance, March 31, 2001
 (unaudited)                               7,594,320  $            7,595   $        5,510,073  $      (4,629,739)
                                     ===============  ==================   ==================  =================


   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)

                                                                                                              From
                                                                                                          Inception of
                                                                                                           Development
                                                                                                             Stage on
                                                                      For the Three Months Ended            January 1,
                                                                               March 31,                   1993 Through
                                                                -------------------------------------       March 31,
                                                                     2001                2000                  2001
                                                                ------------------  -----------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                     $          (95,268) $        (187,937)  $      (3,913,110)
   Adjustments to reconcile net loss
    to net cash used by operating
    activities:
     Common stock issued for services                                       -                 150,000           1,726,782
     Loss on disposition of assets                                          -                  -                1,535,773
     Depreciation expense                                                   58,390                183              60,457
   Changes in operating assets and liabilities:
     (Increase) decrease in deposits                                        -                  -                   (1,380)
     Decrease in prepaid expense                                             1,290             -                   13,710
     Increase (decrease) in accounts
      payable and accrued expenses                                          26,626             (1,965)            168,993
                                                                ------------------  -----------------   -----------------

       Net Cash Used by Operating Activities                                (8,962)           (39,719)           (407,485)
                                                                ------------------  -----------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchase of fixed assets                                               -                  -                  (16,869)
     Purchase of software                                                   -                (100,000)           (150,363)
                                                                ------------------  -----------------   -----------------

        Net Cash Used by Investing Activities                               -                (100,000)           (167,232)
                                                                ------------------  -----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from note payable                                               10,000             -                   51,900
   Proceeds from note payable - related party                               -                  -                   10,000
   Common stock issued for cash                                             -                 266,000             515,301
                                                                ------------------  -----------------   -----------------

       Net Cash Provided by Financing Activities                            10,000            266,000             577,201
                                                                ------------------  -----------------   -----------------

INCREASE IN CASH AND CASH EQUIVALENTS                                        1,038            126,281               2,484

CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD                                                                   1,446                545              -
                                                                ------------------  -----------------   -----------------

CASH AND CASH EQUIVALENTS AT END OF
 PERIOD                                                         $            2,484  $         126,826   $           2,484
                                                                ==================  =================   =================



   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                      Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                                                                              From
                                                                                                          Inception of
                                                                                                           Development
                                                                                                             Stage on
                                                                      For the Three Months Ended            January 1,
                                                                               March 31,                   1993 Through
                                                                -------------------------------------       March 31,
                                                                     2001                2000                  2001
                                                                ------------------  -----------------   -----------------

Cash Paid For:

   Interest                                                     $           -       $          -        $          -
   Income taxes                                                 $           -       $          -        $          -

Non-Cash Financing Activities:

   Issuance of common stock for services                        $           -       $         150,000   $       1,726,782
   Issuance of common stock for debt                            $           -       $          -        $           1,233
   Issuance of common stock for prepaid expenses                $           -       $          10,000   $          15,000
   Issuance of common stock for fixed assets                    $           -       $             500   $           1,950
   Issuance of common stock for software                        $           -       $       1,045,000   $       1,005,000


   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                             March 31, 2001 and 2000


NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2000 Annual Report on Form 10-KSB. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

NOTE 2 - GOING CONCERN

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has been in the development stage since January 1, 1993 and does not have a significant operating history. In order to carry out its operating plans, the Company will need to obtain additional funding from outside sources. The Company is pursuing new business opportunities through merger or purchase of existing, operating companies. Due to the extremely limited assets and resources of the Company, no assurance can be given that the Company will be successful in its pursuit of new business opportunities.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                December 31, 2000

                                 C O N T E N T S


Independent Auditors' Report................................................. 44

Balance Sheet................................................................ 45

Statements of Operations..................................................... 46

Statements of Stockholders' Equity........................................... 47

Statements of Cash Flows..................................................... 52

Notes to the Financial Statements............................................ 54

                          INDEPENDENT AUDITORS' REPORT



Directors and Stockholders
Gimmeabid.com
(A Development State Company)
Dallas TX 75342

We have audited the accompanying balance sheet of Gimmeabid.com (a development stage company) as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999 and from inception of the development stage (January 1, 1993) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gimmeabid.com (a development stage company) at December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and from inception of development stage (January 1, 1993) to December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5, the Company is in the development stage and has limited assets, limited working capital, and has sustained losses during its development stage which together raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
March 9, 2001

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                                  Balance Sheet


                                                                    December 31,
                                                                        2000
                                                                   -------------

CURRENT ASSETS

   Cash and cash equivalents                                       $      1,446
   Prepaid expenses                                                       1,290
                                                                   -------------

     Total Current Assets                                                 2,736
                                                                   -------------

   PROPERTY AND EQUIPMENT, NET (Note 2)                               1,172,115
                                                                   -------------

OTHER ASSETS

   Deposit                                                                1,380
                                                                   -------------

     Total Other Assets                                                   1,380
                                                                   -------------

     TOTAL ASSETS                                                  $  1,176,231
                                                                   =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES

   Accounts payable                                                $     69,231
   Accrued expenses                                                      71,903
   Notes payable (Note 7)                                                41,900
   Note payable - related party (Note 6)                                 10,000
                                                                   -------------

     Total Current Liabilities                                          193,034
                                                                   -------------

     Total Liabilities                                                  193,034
                                                                   -------------

STOCKHOLDERS' EQUITY

   Common stock, $0.001 par value: 10,000,000 shares
    authorized, 7,594,320 shares issued and outstanding                   7,595
   Capital in excess of par value                                     5,510,073
   Deficit accumulated prior to January 1, 1993                        (716,629)
   Deficit accumulated during the development stage
    (from January 1, 1993)                                           (3,817,842)
                                                                   -------------

     Total Stockholders' Equity                                         983,197
                                                                   -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  1,176,231
                                                                   =============

   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                            Statements of Operations


                                                                                                    From
                                                                                                 Inception of
                                                                                                  Development
                                                                                                   Stage on
                                                                For the Years Ended               January 1,
                                                                   December 31,                  1993 Through
                                                       --------------------------------------     December 31,
                                                              2000                1999               2000
                                                       ------------------  ------------------  -----------------


REVENUE                                                $           -       $           -       $          -
                                                       ------------------  ------------------  -----------------

EXPENSES

   General and administrative                                     523,845           1,496,243          2,020,088
   Depreciation                                                     1,632                 435              2,067
                                                       ------------------  ------------------  -----------------

     Total Expenses                                               525,477           1,496,678          2,022,155
                                                       ------------------  ------------------  -----------------

LOSS FROM CONTINUING OPERATIONS                                  (525,477)         (1,496,678)        (2,022,155)
                                                       ------------------  ------------------  -----------------

LOSS ON DISCONTINUED OPERATIONS                                    -                   -              (1,774,611)
                                                       ------------------  ------------------  -----------------

OTHER INCOME (EXPENSE)

   Interest expense                                               (12,873)            (10,412)           (23,286)
   Interest income                                                  2,210              -                   2,210
                                                       ------------------  ------------------  -----------------

     Total Other Income (Expense)                                 (10,663)            (10,412)           (21,076)
                                                       ------------------  ------------------  -----------------

NET LOSS                                               $         (536,140) $       (1,507,090) $      (3,817,842)
                                                       ==================  ==================  =================

BASIC AND FULLY DILUTED LOSS
 PER COMMON SHARE                                      $            (0.07) $            (0.21)
                                                       ==================  ==================

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                             7,560,499           7,235,438
                                                       ==================  ==================


   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                        Statements of Stockholders Equity


                                                                                                    Deficit
                                                                                                  Accumulated
                                                Common Stock                    Capital in         During the
                                     -----------------------------------        Excess of          Development
                                          Shares             Amount             Par Value            Stage
                                     ---------------  ------------------   ------------------  -----------------

Balance at inception of
 development stage on
 January 1, 1993                             722,167  $              722   $        2,251,680  $        (716,629)

Common stock issued for
 services at $0.58 per share                 253,868                 254              146,990             -

Net loss for the year ended
 December 31, 1993                            -                   -                    -              (1,740,571)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1993                   976,035                 976            2,398,670         (2,457,200)

Net loss for the year ended
 December 31, 1994                            -                   -                    -                  (1,289)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1994                   976,035                 976            2,398,670         (2,458,489)

Net loss for the year ended
 December 31, 1995                            -                   -                    -                  (6,594)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1995                   976,035                 976            2,398,670         (2,465,083)

Net loss for the year ended
 December 31, 1996                            -                   -                    -                  (7,381)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1996                   976,035                 976            2,398,670         (2,472,464)

Net loss for the year ended
 December 31, 1997                            -                   -                    -                  (9,373)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1997                   976,035                 976            2,398,670         (2,481,837)

Net loss for the year ended
 December 31, 1998                            -                   -                    -                  (9,404)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1998                   976,035  $              976   $        2,398,670  $      (2,491,241)
                                     ---------------  ------------------   ------------------  -----------------



   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                  Statements of Stockholders Equity (Continued)

                                                                                                    Deficit
                                                                                                  Accumulated
                                                Common Stock                    Capital in         During the
                                     -----------------------------------        Excess of          Development
                                          Shares             Amount             Par Value            Stage
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1998                   976,035  $              976   $        2,398,670  $      (2,491,241)

Common stock issued for
   services at $0.22 per share,
   January 2, 1999                         6,173,400               6,173            1,335,923             -

Common stock issued for
   cash at $0.21 per share,
   January 2, 1999                            72,000                  72               14,928             -

Common stock issued for
   cash at $0.25 per share,
   January 2, 1999                            20,000                  20                4,980             -

Common shares issued for debt
 at $0.50 per share, January 8,
 1999                                          1,736                   2                  866             -

Common shares issued for
 services at $5.00 per share,
 March 10, 1999                                1,000                   1                4,999             -

Common shares issued for
 equipment at $5.00 per share,
 March 18, 1999                                  290                   1                1,449             -

Common shares issued for
 services at $5.00 per share,
 March 20, 1999                                1,170                   1                5,849              -

Common shares issued for
 cash at $5.00 per share,
 April 7, 1999                                   300                   1                1,499             -

Common shares issued for
 cash at $5.00 per share,
 April 29, 1999                                3,000                   3               14,997             -

Common shares issued for
 cash at $5.00 per share,
 May 15, 1999                                    200              -                     1,000             -

Common shares issued for
 services at $5.00 per share,
 September 5, 1999                             4,000                   4               19,996             -

Common shares issued for
 cash at $5.00 per share,
 September 9, 1999                             1,600                   2                7,998             -
                                     ---------------  ------------------   ------------------  -----------------

Balance forward                            7,254,731  $            7,256   $        3,813,154  $      (2,491,241)
                                     ---------------  ------------------   ------------------  -----------------



   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                  Statements of Stockholders Equity (Continued)

                                                                                                    Deficit
                                                                                                  Accumulated
                                                Common Stock                    Capital in         During the
                                     -----------------------------------        Excess of          Development
                                          Shares             Amount             Par Value            Stage
                                     ---------------  ------------------   ------------------  -----------------

Balance forward                            7,254,731  $            7,256   $        3,813,154  $      (2,491,241)

Common shares issued for
 cash at $5.00 per share,
 September 16, 1999                            1,500                   2                7,498             -

Common shares issued for
 cash at $5.00 per share,
 September 24, 1999                            1,000                   1                4,999             -

Common shares issued for
 services at $5.00 per share,
 September 24, 1999                              340              -                     1,700             -

Common shares issued for
 cash at $5.00 per share,
 September 27, 1999                              400              -                     2,000             -

Common shares issued for
 cash at $5.00 per share,
 September 29, 1999                            1,000                   1                4,999             -

Common shares issued for
 cash at $5.00 per share,
 October 1, 1999                               1,000                   1                4,999             -

Common shares issued for
 cash at $5.00 per share,
 October 4, 1999                               1,000                   1                4,999             -

Common shares issued for
 cash at $5.00 per share,
 October 12, 1999                              3,400                   3               16,997             -

Common shares issued for
 cash at $5.00 per share,
 October 18, 1999                              1,000                   1                4,999             -

Common shares issued for
 cash at $5.00 per share,
 October 20, 1999                              1,000                   1                4,999             -

Common shares issued for
 services at $5.00 per share,
 October 22, 1999                              1,000                   1                4,999             -

Common shares issued for
 debt/services at $0.50 per
 share, October 27, 1999                       1,264                   1                  631             -
                                     ---------------  ------------------   ------------------  -----------------

Balance Forward                            7,268,635  $            7,269   $        3,876,973  $      (2,491,241)
                                     ---------------  ------------------   ------------------  ------------------


   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                  Statements of Stockholders Equity (Continued)

                                                                                                    Deficit
                                                                                                  Accumulated
                                                Common Stock                    Capital in         During the
                                     -----------------------------------        Excess of          Development
                                          Shares             Amount             Par Value            Stage
                                     ---------------  ------------------   ------------------  -----------------

Balance Forward                            7,268,635  $            7,269   $        3,876,973  $      (2,491,241)

Common shares issued for
 services at $5.00 per share,
 October 30, 1999                              1,280                   1                6,399             -

Capitalization contribution,
 November 12, 1999                            -                   -                     5,000             -

Net loss for the year ended
   December 31, 1999                          -                   -                    -              (1,507,090)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 1999                 7,269,915               7,270            3,888,372         (3,998,331)

Common shares issued for
 services at $5.00 per share,
 January 12, 2000                              2,300                   2               11,498             -

Common shares issued for
 services at $5.00 per share,
 January 12, 2000                             17,700                  18               88,482             -

Common shares issued for
 assets at $5.00 per share,
 January 12, 2000                                100              -                       500             -

Common shares issued for
 software at $5.00 per share,
 January 15, 2000                            200,000                 200              999,800             -

Common shares issued for
 cash at $5.00 per share,
 January 15, 2000                             20,000                  20               99,980             -

Common shares issued for
 cash at $5.00 per share,
 March 19, 2000                                8,700                   9               43,491             -

Common shares issued for
 services at $5.00 per share,
 March 19, 2000                               10,000                  10               49,990             -

Common shares issued for
 software at $5.00 per share,
 March 19, 2000                                1,000                   1                4,999             -
                                     ---------------  ------------------   ------------------  -----------------

Balance Forward                            7,537,715  $            7,538   $        5,187,112  $      (3,998,331)
                                     ---------------  ------------------   ------------------  -----------------




   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                  Statements of Stockholders Equity (Continued)

                                                                                                    Deficit
                                                                                                  Accumulated
                                                Common Stock                    Capital in         During the
                                     -----------------------------------        Excess of          Development
                                          Shares             Amount             Par Value            Stage
                                     ---------------  ------------------   ------------------  -----------------

Balance Forward                            7,537,715  $            7,538   $        5,187,112  $      (3,998,331)

Common shares issued
 for cash at $5.00 per share,
 March 19, 2000                               15,500                  15               77,485             -

Common shares issued for
 prepaid expenses at $5.00
 per share, March 19, 2000                     2,000                   2                9,998             -

Common shares issued for
 cash at $5.00 per share,
 March 29, 2000                                7,000                   7               34,993             -

Common shares issued for
 cash at $5.00 per share,
 March 30, 2000                                2,000                   2                9,998             -

Common shares issued for
 cash at $5.00 per share,
 April 18, 2000                                8,500                   9               42,492             -

Common shares issued for
 services at $5.00 per share,
 April 20, 2000                                5,000                   5               24,995             -

Common shares issued for
 cash at $5.00 per share,
 April 20, 2000                                6,060                   6               30,294             -

Common shares issued for
 services at $5.00 per share,
 April 20, 2000                                3,170                   3               15,847             -

Common shares issued for
 cash at $5.00 per share,
 April 27, 2000                               12,600                  13               62,987             -

Common stock issued for
 services at $5.00 per share,
 April 27, 2000                                2,775                   3               13,872             -

Net loss for the year ended
 December 31, 2000                            -                   -                    -                (536,140)
                                     ---------------  ------------------   ------------------  -----------------

Balance, December 31, 2000                 7,594,320  $            7,595   $        5,510,073  $      (4,534,471)
                                     ===============  ==================   ==================  =================


   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows


                                                                                                             From
                                                                                                           Inception of
                                                                                                           Development
                                                                                                             Stage on
                                                                       For the Years Ended                   January 1,
                                                                           December 31,                    1993 Through
                                                                -------------------------------------      December 31,
                                                                       2000               1999                  2000
                                                                ------------------  -----------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                     $         (536,140) $      (1,507,090)  $      (3,817,842)
   Adjustments to reconcile net loss
    to net cash used by operating
    activities:
     Common stock issued for services                                      204,725          1,386,313           1,738,282
     Loss on disposition of assets                                          -                  -                1,535,773
     Depreciation expense                                                    1,632                435               2,067
   Changes in operating assets and liabilities:
     (Increase) decrease in deposits                                        (1,380)            -                   (1,380)
     Decrease in prepaid expense                                            11,591              2,119              13,710
     Increase (decrease) in accounts
      payable and accrued expenses                                          30,600             20,172             142,367
                                                                ------------------  -----------------   -----------------

       Net Cash Used by Operating Activities                              (288,972)           (98,051)           (387,023)
                                                                ------------------  -----------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchase of fixed assets                                              (13,465)            (3,404)            (16,869)
     Purchase of software                                                 (150,363)            -                 (150,363)
                                                                ------------------  -----------------   -----------------

        Net Cash Used by Investing Activities                             (163,828)            (3,404)           (167,232)
                                                                ------------------  -----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from note payable                                               41,900             -                   41,900
   Proceeds from note payable - related party                               10,000             -                   10,000
   Common stock issued for cash                                            401,801            102,000             503,801
                                                                ------------------  -----------------   -----------------

       Net Cash Provided by Financing Activities                           453,701            102,000             555,701
                                                                ------------------  -----------------   -----------------

INCREASE IN CASH AND CASH EQUIVALENTS                                          901                545               1,446

CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD                                                                     545             -                   -
                                                                ------------------  -----------------   -----------------

CASH AND CASH EQUIVALENTS AT END OF
 PERIOD                                                         $            1,446  $             545   $           1,446
                                                                ==================  =================   =================



   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                      Statements of Cash Flows (Continued)

                                                                                                             From
                                                                                                           Inception of
                                                                                                           Development
                                                                                                             Stage on
                                                                       For the Years Ended                   January 1,
                                                                           December 31,                    1993 Through
                                                                -------------------------------------      December 31,
                                                                       2000               1999                  2000
                                                                ------------------  -----------------   -----------------
Cash Paid For:

   Interest                                                     $           -       $          -        $          -
   Income taxes                                                 $           -       $          -        $          -

Non-Cash Financing Activities:

   Issuance of common stock for services                        $          204,725  $          -        $       1,738,282
   Issuance of common stock for debt                            $           -       $          -        $           1,233
   Issuance of common stock for prepaid expenses                $           10,000  $          -        $          15,000
   Issuance of common stock for fixed assets                    $              500  $          -        $           1,950
   Issuance of common stock for software                        $        1,005,000  $          -        $       1,005,000


   The accompanying notes are an integral part of these financial statements.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Organization

         Life Systems International, Inc. (the Company) was incorporated on May 15, 1986 under the laws of the State of Delaware. On July 17, 1990, the Company changed its name to Mesquite Country, Inc. On June 16, 1999, the Company changed its name to Gimmeabid.com, Inc. The Company is considered a development stage enterprise whose principal business activity will be to provide e-commerce services to commercial enterprises, initially automobile dealers and parts distributors.

         The Company has not engaged in any business operations since 1992 and it was reclassified as a development stage company as of January 1, 1993.

         b. Accounting Method

         The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

         c. Cash Equivalents

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         d. Property and Equipment

         Property and equipment are recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as a gain or loss on sale of equipment. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

                                                               Useful
                               Description                     Lives
                   -----------------------------------     ---------------

                        Office equipment                      5 to 7 years
                        Office furniture                      7 years

         The Company has contracted with various third parties to acquire software developed by those parties to be used in the normal course of its operations (See Note 3). When installed and operational, this software will be amortized over a 5 year period.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         e. Income Taxes

         At December 31, 2000, the Company had net operating loss carryforwards of approximately $2,400,000 that may be offset against future taxable income through 2020. No tax benefits has been reported in the financial statements, because the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount.

         Deferred tax assets (liabilities) are comprised of the following:

                                                            For the Years Ended
                                                               December 31,
                                                      --------------------------
                                                          2000           1999
                                                      ------------  ------------

         Income tax benefit at statutory rate         $    912,000  $   708,320
         Change in valuation allowance                    (912,000)    (708,320)
                                                       -----------  ------------

                                                      $          -  $         -
                                                      ============  ============

         The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:


                                                            For the Years Ended
                                                               December 31,
                                                      --------------------------
                                                          2000           1999
                                                      ------------  ------------

         Income tax benefit at statutory rate         $   203,733   $   572,694
         Change in valuation allowance                   (203,733)     (572,694)
                                                      ------------  ------------

                                                      $         -   $        -
                                                      ============  ============

         Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

         f. Basic Loss per Share

         During the Company's fiscal year ended 1998, the Company implemented Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity that were outstanding for the period, similar to fully diluted earnings per share.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         f. Basic Loss per Share (Continued)

         The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements.


                                                            For the Years Ended
                                                               December 31,
                                                      --------------------------
                                                          2000           1999
                                                      ------------  ------------

              Numerator - loss                        $  (536,140)  $(1,507,090)
              Denominator - weighted average
                number of shares
                outstanding                             7,560,499     7,235,438
                                                      -----------   ------------

              Loss per share                          $     (0.07)  $     (0.21)
                                                      ===========   ============


         g. Reverse Stock Split

         In 1993, the Company reverse split its shares of common stock on a 1-for-20 basis. All references to shares outstanding and losses per share have been adjusted to reflect the effect of the reverse split on a retroactive basis.

         h. Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         i. Revenue Recognition

         As the Company is in the development stage and has no sources of revenue, such policies have not been established. The Company will develop policies for revenue recognition when normal operations and sales commence.

         j. Long Lived Assets

         All long lived assets are evaluated wherever events or changes in circumstances indicate an impairment per SFAS 121. Any impairment in value is recognized as an expense in the period when the impairment occurs.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2000 and 1999


NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                                  December 31,
                                                                      2000
                                                                ----------------

         Office Equipment                                       $         3,604
         Office Furniture                                                 6,666
         Leasehold improvements                                             500
         Software                                                     1,156,254
         Computers                                                        7,158
                                                                ----------------

         Gross Property and Equipment                                 1,174,182
         Accumulated depreciation                                        (2,067)
                                                                ----------------

         Net Property and Equipment                             $     1,172,115
                                                                ================

         Depreciation expense for the year ended December 31, 2000 and 1999 was $1,632 and $435, respectively.

         Software Capitalization Schedule

         Issuance of common stock, 200,000 shares at $5.00
             per share                                          $     1,000,000
         Issuance of common stock, 1,000 shares at $5.00
             per share                                                    5,000
         Cash payments                                                  151,254
                                                                ----------------

                                                                $     1,156,254
                                                                ================

NOTE 3 - COMMITMENTS AND CONTINGENCIES

         The Company leases certain office equipment used in its operations under a non- cancellable operating lease. The lease term expires in June 2003. The monthly rental payment for the lease is $59.

         The Company leases office space located in Dallas, Texas under a non-cancellable operating lease. The lease term expires in April 2002. The monthly rental payment for the lease is $1,332 through October 2001, then $1,380 through April 2002.

         Minimum future lease payments on the leases as of December 31, 2000 are as follows:

               Year Ended
              December 31,                                           Amount
              ------------                                      ----------------

                 2001                                           $        16,788
                 2002                                                     6,228
                 2003                                                       354
                 2004                                                       -
                 2005                                                       -
                                                                ----------------

                 Total                                          $        23,370
                                                                ================

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2000 and 1999


NOTE 3 - COMMITMENTS AND CONTINGENCIES (Continued)

         On January 15, 2000, the Company entered into an agreement with Integrated Concepts, Inc. to develop a custom e-commerce internet application for the Company for $1.5 million. The Company agreed to pay $1.0 million in common stock at a price of $5.00 per share totaling 200,000 shares. The remaining $500,000 is to be paid over the development of the project. In accordance with the terms of the agreement, the Company paid $100,000 to Integrated Concepts, Inc. upon their acceptance of the contract.

NOTE 4 - COMMON STOCK

         In January 1999, the Company issued 6,173,400 shares of its common stock to officers and other individuals for services rendered to the Company, valued at $1,342,097 at a price of $0.22 per share.

         In January 1999, the Company sold 72,000 shares of its common stock for cash proceeds of $15,000 at a price of $0.21 per share.

         In January 1999, the Company sold 20,000 shares of its common stock for cash proceeds of $5,000 at a price of $0.25 per share.

         In January 1999, the Company issued 3,000 shares of its common stock in settlement of debt of $1,233 and for services rendered to the Company valued at $267 at a price of $0.50 per share.

         In March 1999, the Company issued 290 shares of its common stock at $1,450 at a price of $5.00 per share and a payable in the amount of $1,450 for equipment valued at $2,900.

         In March 1999, the Company issued 1,000 shares of its common stock at $5,000 at a price of $5.00 per share for services to be rendered to the Company in future periods.

         From March 1999 to October 1999, the Company issued 7,790 shares of its common stock for services rendered to the Company valued at $38,950 at a price of $5.00 per share.

         From April 1999 to October 1999, the Company sold 16,400 shares of its common stock for cash proceeds of $82,000 at a price of $5.00 per share.

         On January 15, 2000, the Company issued 200,000 shares of its common stock and made the initial payment of $100,000 to Integrated Concepts, Inc. upon that company's acceptance of the contract (see Note 3).

         On March 19, 2000, the Company issued an additional 1,000 shares of its common stock for software, for a value of $5,000 at a price of $5.00 per share.

         From January 1 to March 31, 2000, the Company issued 32,100 shares of its common stock for services rendered to the Company, prepaid expenses and fixed assets valued at $149,000 at a price of $5.00 per share.

                               GIMMEABID.COM, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2000 and 1999


NOTE 4 - COMMON STOCK (Continued)

         From January 1 to March 31, 2000, the Company sold 53,200 shares of its common stock for cash proceeds of $277,500 at a price of $5.00 per share.

         From April 1 to April 27, 2000, the Company sold 27,160 shares of its common stock for cash proceeds of $137,801 at a price of $5.00 per share.

         From April 1 to April 27, 2000, the Company issued 10,945 shares of its common stock for services rendered to the Company and prepaid expenses valued at $54,725 at a price of $5.00 per share.

NOTE 5 - GOING CONCERN

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has been in the development stage since January 1, 1993 and does not have a significant operating history. In order to carry out its operating plans, the Company will need to obtain additional funding from outside sources. The Company is pursuing new business opportunities through merger or purchase of existing, operating companies. Due to the extremely limited assets and resources of the Company, no assurance can be given that the Company will be successful in its pursuit of new business opportunities.

NOTE 6 - RELATED PARTY

         During October 2000, the Company borrowed $10,000 from the President of the Company. This note bears an interest rate of 10% per annum and is payable in full on October 11, 2001. As of December 31, 2000, the note has accrued interest of $223. This note is unsecured

                     Note payable                                  $     10,000
                                                                   -------------

                     Less current portion                                10,000
                                                                   -------------

                     Long-term portion                             $        -
                                                                   =============

                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2000 and 1999


NOTE 7 - NOTES PAYABLE

         Note  payable to an individual, dated
         October 11, 2000, accruing interest at
         10% per annum, due on October 11, 2001,
         including interest, unsecured.                            $     10,400

         Note payable to an individual, dated
         October 4, 2000, accruing interest at
         10% per annum, due on October 4, 2001.                          27,500

         Note payable to an individual, dated
         December 15, 2000, accruing interest
         at 10% per annum, due on December 15,
         2001.                                                            4,000
                                                                   -------------

         Total notes payable                                             41,900

         Less current portion                                               -
                                                                   -------------

         Total long-term debt                                      $        -
                                                                   =============

NOTE 8 - SUBSEQUENT EVENTS

         On January 19, 2001, the Company issued a note payable to an individual for $10,000, accruing interest at 8% per annum, due on January 19, 2002, unsecured.

         On February 12, 2001, the Company issued a note payable to an individual for $2,000, accruing interest at 8% per annum, due on February 12, 2002, unsecured.

         On March 1, 2001, the Company issued a note payable to an individual for $15,000, accruing interest at 8% per annum, due on March 1, 2002, unsecured.

         On March 6, 2001, the Company issued a note payable to an individual for $6,000, accruing interest at 8% per annum, due on March 6, 2002, unsecured.

                  Changes In and Disagreements With Accountants
                     On Accounting And Financial Disclosures

         There have been no changes in or disagreements with Gimmeabid.com's accountants since the inception of Gimmeabid.com required to be disclosed pursuant to Item 304 of Regulation SB.

                                  Legal Matters

         The validity of the issuance of shares of Gimmeabid.com's common stock being offered has been passed upon by Jeffrey Scott Davis, Esq., located in Fort Worth, Texas.

                                     Experts

         The audited financial statements of GimmeaBid.com as of December 31, 2000, appearing in this prospectus and registration statement have been audited by H. J. and Associates, Certified Public Accountants, and are included in reliance upon such reports given upon the authority of H. J. & Associates as experts in accounting and auditing. On May 1, 2000, Jones, Jensen, & Company, LLC changed its name to H.J. & Associates, LLC. H. J. & Associates is deemed to be the continuing entity from Jones, Jensen, & Company LLC.

                    Where You Can Find Additional Information

         A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to GimmeaBid.com and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office location at 7 World Trade Center, 13th. Floor, New York, New York, 10048, and the Midwest Regional Office location at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

YOU SHOULD RELY ONLY ON INFORMATION
CONTAINED  IN  THIS  PROSPECTUS. WE
HAVE  NOT   AUTHORIZED  ANYONE   TO
PROVIDE    YOU   WITH   INFORMATION
DIFFERENT    FROM  THAT   CONTAINED
IN   THIS   PROSPECTUS.    WE   ARE
OFFERING   TO  SELL,  AND   SEEKING
OFFERS  TO  BUY,  SHARES  OF COMMON
STOCK  ONLY  IN JURISDICTIONS WHERE
OFFERS AND SALES ARE PERMITTED. THE
INFORMATION   CONTAINED   IN   THIS
PROSPECTUS  IS  ACCURATE ONLY AS OF                    2,700,000 SHARES
THE   DATE  OF   THIS   PROSPECTUS,
REGARDLESS OF  THE TIME OF DELIVERY
OF  THIS PROSPECTUS  OR OF ANY SALE           [GRAPHIC OMITTED][GRAPHIC OMITTED]
OF OUR COMMON STOCK.

                                                         COMMON STOCK

       TABLE OF CONTENTS
       -----------------
Prospectus Summary................1
Risk Factors......................2               ------------------------
Use of Proceeds...................5
Dilution.........................10                       PROSPECTUS
Selling Stockholders.............12
Plan of Distribution.............16
Legal Proceedings................18               ------------------------
Directors, Officers, Promoters,
and Control Persons..............19
Description of Securities........23
Indemnifications.................24
Description of Business..........24
Management's Discussion and                              July 27, 2001
 Analysis of Financial Condition
 and Results of Operations.......28
Certain Relationships............29
Executive Compensation...........30
March 31, 2001 Un-Audited
 Financial Statements............31
December 31, 2000 Audited
 Financial Statements............42



  NO ACTION IS  BEING TAKEN  IN ANY
JURISDICTION   OUTSIDE  THE  UNITED
STATES TO PERMIT A  PUBLIC OFFERING
OF THE  COMMON STOCK  OR POSSESSION
OR DISTRIBUTION  OF THIS PROSPECTUS
IN ANY SUCH JURISDICTION.   PERSONS
WHO  COME  INTO  POSSESSION OF THIS
PROSPECTUS     IN    JURISDICITIONS
OUTSIDE   THE   UNITED  STATES  ARE
REQUIRED TO INFORM THEMSELVES ABOUT
AND TO  OBSERVE ANY RESTRICTIONS AS
TO   THIS    OFFERING    AND    THE
DISTRIBUTION   OF  THIS  PROSEPCTUS
APPLICABLE  TO  THAT   JURISDICTION.
UNTIL   THE   EFFECTIVE   DATE  ALL
DEALERS THAT BUY, SELL  OR TRADE IN
OUR  COMMON  STOCK, WHETHER  OR NOT
PARTICIPATING IN THIS OFFERING, MAY
BE REQUIRED TO DELIVER A PROSPECTUS.

                Part II - Information Not Required in Prospectus

Item 24.     Indemnification of Directors and Officers

         GimmeaBid.com's Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages and for breaches of fiduciary duties. The certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to Gimmeabid.com or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) fro any transaction from which the director derived an improper personal benefit.

         Gimmeabid.com's Bylaws provide that the Company shall indemnify its directors, officers, and employees, to the full extent permitted under the General Corporation Law of Delaware. In addition, Gimmeabid.com has entered or will enter into indemnification agreements with its directors, and officers that provide for indemnification in addition to the indemnification provided in Gimmeabid.com's By Laws. The indemnification agreements contain provisions that may require Gimmeabid.com, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of Gimmeabid.com or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding agains5t them as to which they could be indemnified. Gimmeabid.com believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. Gimmeabid.com will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay.

Item 25.     Other Expenses of Issuance and Distribution

         It is estimated that the expenses incurred in connection with distribution of the shares of common stock being offered will be as follows:

                                                             Amount Payable by
                Item                                        GimmeaBid.com, Inc.
                ----                                        -------------------
            Accounting                                           $    10,000 *
            Attorney Fees                                        $    25,000 *
            NASDAQ Application                                   $     5,000 *
            Printing Expense - Preliminary Prospectus            $     5,000 *
            Printing Expense - Final Prospectus                  $     5,000 *
            Standard & Poor's                                    $     8,500 *
            Registration Fees - SEC (1)                          $    13,543
            Transfer Agent                                       $    15,000 *
                                                                 -------------
            Total offering expense                               $    87,043

(1) GimmeaBid.com is offering 1,500,000 common shares through this offering has incurred $7,524 in registration fees; while, the selling shareholders are offering 1,200,000 common shares, incurred $ 6,019 in registration fees, that GimmeaBid.com has paid on their behalf.

     *      These figures represent estimations by management.

Item 26. Recent Sales of Unregistered Securities

         The following sets forth information concerning unregistered sales of common stock of GimmeaBid.com. Prior to March 1999, we relied upon Section 4(2) having been isolated transactions and were not a part of any plan to neither capitalize GimmeaBid.com nor raise working capital. These were unsolicited transactions and did not involve any public solicitation or advertisement in any way.
         In March 1999, we began a Private Placement relying on an exemption from registration under Rule 504. This did not involve a public offering within the meaning of section 4(2) of the Securities Act of 1933 and therefore exempt from registration under section 5(a). We concluded this offering May 1999. The shares were sold to a total of 8 accredited investors. These were persons who had been long-term friends and /or acquaintances of GimmeaBid.com and/or its directors and officers and their families. There were no selling commissions were received by the officers and directors who sold the shares. Of the 5,960 shares issued, 3,500 of the shares were sold for cash at $5.00 per share. The remaining 2,460 shares were exchanged for goods and services provided to GimmeaBid.com at the exchange rate of one share for $5.00 of goods and services provided. The goods and services exchanged are listed in the following information. The total value of cash, goods, and services received in the Private Placement totaled $29,800. The non-public offering was also exempt from registration under section 3(b) of the Act pursuant to rule 504 promulgated under Regulation D in that:
     o GimmeaBid.com was not subject to the reporting requirements of section 13 or 15 (d) of the Securities and Exchange Act of 1934;
     o   GimmeaBid.com was not an investment company;
     o GimmeaBid.com was not a development stage company that either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or companies, or other entity or person;
     o The aggregate selling price for the share did not exceed $1,000,000, less the aggregate offering price for all securities sold within twelve months before the start of and during this offering, in reliance on any exemption under section 3 (b) of the Act, or in violation of section 5(a) of the Act.
         Each investor was provided with a Private Placement Memorandum that contained a complete business plan including risk factors and audited financial statements year ended December 31, 1998. Accompanying the document was a questionnaire/subscription agreement in which each person confirmed that they qualified either as an "Accredited" or "Sophisticated" investor. This questionnaire/subscription agreement asked numerous questions about the person's income level, assets, net worth and investment experience. We further spoke with each individual, giving them the opportunity to ask and receive answers to their questions. We have no reason to believe that anyone individual misrepresented his or her financial situation or his or her experience level. We further have no information that would lead us to believe otherwise. Through our conversations with these shareholders, we came to learn of their vocation as well as their experience level. Many of the individuals who participated in our Private Placement were from legal and accounting backgrounds and several were known by us, personally, to have significant personal resources.

In January 1999, we issued 6,173,400 shares of common stock to the following individuals:

         In January 1999, we issued 3,000,000 shares of common stock to Michael Wood in exchange for his labor and various services at a price of $0.22 per share.

         In January 1999, we issued 3,000,000 shares of common stock to Ann Wood in exchange for his labor and various services at a price of $0.22 per share.

         In January 1999, we issued 72,000 shares of common stock to Delbert Jones in exchange for his labor and various services at a price of $0.22 per share.

         In January 1999, we issued 400 shares of common stock to Rodney Jones in exchange for his labor and various services at a price of $0.22 per share.

         In January 1999, we issued 18,000 shares of common stock to Tim and Cynthia Johnson in exchange for his labor and various services at a price of $0.22 per share.

         In January 1999, we issued 72,000 shares of common stock to Kenneth Jones in exchange for his labor and various services at a price of $0.22 per share.

         In January 1999, we issued 1,000 shares of common stock to James Casey in exchange for his labor and various services at a price of $0.22 per share.

         In January 1999, we issued 10,000 shares of common stock to Paula Henrie in exchange for his consultation on securities law and his legal services at a price of $0.22 per share.

         In January 1999, we sold 72,000 shares of common stock for cash proceeds of $15,000 at a price of $0.21 per share.

         In January 1999, we sold 20,000 shares of common stock for cash proceeds of $5,000 at a price of $0.25 per share.

         In January 1999, we issued 1,736 shares of common stock to settle an outstanding debt to Fidelity Transfer Company in the amount of $1,233 and for additional services rendered to GimmeaBid.com valued at $267 at a price of $0.50 per share. (This transaction involved two payments for a total of 3,000 shares. The second payment occurred on October 27, 1999 of 1,264 shares at $0.50 per share.

         In March 1999, we issued 1,000 share of common stock to Jonny Line of Line Printing Company at $5.00 per share in exchange for pre-paid printing services to be rendered to GimmeaBid.com.

         In March 1999, we issued 290 shares of common stock to Kevin Landis to purchase a copier and a phone system. The total price was $2,900 with half or $1,450 payable in shares of common stock at $5.00 per share and a payable in cash of $1,450.

         In March 1999, we issued 1,170 shares for various services to the following individuals:

         In March 1999, we issued 200 shares of common stock to Krista Day in exchange for consulting about telemarketing at $5.00 per share.

         In March 1999, we issued 554 shares of common stock to Stephen Johns in exchange for accounting services at a price of $5.00 per share.

         In March 1999, we issued 416 shares of common stock to Gilda Cohen in exchange for graphic design and the development of our logo at a price of $5.00 per share.

         In April 1999, we sold 300 shares of common stock for cash proceeds of $1,500 at a price of $5.00 per share.

         In April 1999, we sold 3,000 shares of common stock for cash proceeds of $15,000 at a price of $5.00 per share.

         In May 1999, we sold 200 shares of common stock for cash proceeds of $1,000 at a price of $5.00 per share.

         Beginning in September 1999 and ending April 2000, we began a Private Placement relying on an exemption from registration under Rule 506. This did not involve a public offering within the meaning of section 4(2) of the Securities Act of 1933 and therefore exempt from registration under section 5(a). The shares were sold to a total of 37 persons, all of which were accredited investors. There were no selling commissions were received by the officers and directors who sold the shares. Of the 345,189 shares issued, 93,260 of the shares were sold for cash at $5.00 per share. The remaining 251,929 shares were exchanged for goods and services provided to GimmeaBid.com at the exchange rate of one share for $5.00 of goods and services provided. The goods and services

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exchanged are listed in the following information. The total value of cash, goods, and services received in the Private Placement totaled $1,725,945. The non-public offering was also exempt from registration pursuant to rule 506 promulgated under Regulation D.

         Each investor was provided with a Private Placement Memorandum that contained a complete business plan including risk factors and audited financial statements year ended December 31, 1998. Accompanying the document was a questionnaire/subscription agreement in which each person confirmed that they qualified either as an "Accredited" or "Sophisticated" investor. This questionnaire/subscription agreement asked numerous questions about the person's income level, assets, net worth and investment experience. We further spoke with each individual, giving them the opportunity to ask and receive answers to their questions. We have no reason to believe that anyone individual misrepresented his or her financial situation or his or her experience level. We further have no information that would lead us to believe otherwise. Through our conversations with these shareholders, we came to learn of their vocation as well as their experience level. Many of the individuals who participated in our Private Placement were from legal and accounting backgrounds and several were known by us, personally, to have significant personal resources.

         In September 1999, we issued 4,000 shares of common stock to Lisa Reed in exchange for scanning images for our on-line product catalog at a price of $5.00 per share.

         In September 1999, we sold 1,600 shares of common stock for cash proceeds of $ 8,000 at a price of $5.00 per share.

         In September 1999, we sold 1,500 shares of common stock for cash proceeds of $7,500 at a price of $5.00 per share.

         In September 1999, we sold 1,000 shares of common stock for cash proceeds of $5,000 at a price of $5.00 per share.

         In September 1999, we issued 340 shares of common stock to Shawn Smith in exchange for marketing consulting at a price of $5.00 per share.

         In September 1999, we sold 400 shares of common stock for cash proceeds of $2,000 at a price of $5.00 per share.

         In September 1999, we sold 1,000 shares of common stock for cash proceeds of $5,000 at a price of $5.00 per share.

         In October 1999, we sold 1,000 shares of common stock for cash proceeds of $5,000 at a price of $5.00 per share.

         In October 1999, we sold 1,000 shares of common stock for cash proceeds of $5,000 at a price of $5.00 per share.

         In October 1999, we sold 3,400 shares of common stock for cash proceeds of $17,000 at a price of $5.00 per share.

         In October 1999, we sold 1,000 shares of common stock for cash proceeds of $5,000 at a price of $5.00 per share.

         In October 1999, we sold 1,000 shares of common stock for cash proceeds of $5,000 at a price of $5.00 per share.

         In October 1999, we issued 1,000 shares of common stock to Jyrographix in exchange for flash animation on our website and graphic design at a price of $5.00 per share.


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         In October 1999, we issued 1,264 shares to Fidelity Transfer Company for the final payment of an outstanding debt in the amount $1,233 and for additional services rendered to GimmeaBid.com valued at $267 at a price of $0.50 per share. (This transaction involved two payments for a total of 3,000 shares. The first payment 1,736 shares at a price of $0.50 per share occurred on January 8, 1999.)

         In October 1999, we issued 1,280 shares to Brian Reddy in exchange for computer hardware repairs, configuration, and labor at a price of $5.00 per share.

         In January 2000, we issued 2,300 shares of common stock to James Casey in exchange for various consulting and research services at a price of $5.00 per share.

         In January 2000, we issued 17,700 shares of common stock to James G. Casey in exchange for developer and software research and analysis at a price of $5.00 per share.

         In January 2000, we issued 100 shares of common stock to Bill Whiting in exchange for the installation of carpet in our conference room at a price of $5.00 per share.

         In January 2000, we issued 200,000 shares of common stock to Integrated Concepts, Inc. as part of our contract to develop and host our Internet software application. The total contract price was $1,500,000, with $500,000 payable in cash and $1,000,000 payable in shares of common stock at $5.00 per share.

         In January 2000, we sold 20,000 shares of common stock for cash proceeds of $100,000 at a price of $5.00 per share.

         In March 2000, we sold 8,700 shares of common stock for cash proceeds of $43,500 at a price of $5.00 per share.

         In March 2000, we issued 10,000 shares of common stock to James G. Casey in exchange for market research and the preparation of our marketing plan at a price of $5.00 per share.

         In March 2000, we issued 1,000 shares of common stock to Debbie Wallace in exchange for software for our website.

         In March 2000, we sold 15,500 shares of common stock for cash proceeds of $77,500 at a price of $5.00 per share.

         In March 2000, we issued 2,000 shares of common stock to Castro & Davis LLP in exchange for pre-paid legal expenses and counsel at a price of $5.00 per share.

         In March 2000, we sold 7,000 shares of common stock for cash proceeds of $35,000 at a price of $5.00 per share.

         In March 2000, we sold 2,000 shares of common stock for cash proceeds of $10,000 at a price of $5.00 per share.

         In April 2000, we sold 8,500 shares of common stock for cash proceeds of $42,500 at a price of $5.00 per share.

         In April 2000, we issued 5,000 shares of common stock to James Casey in exchange for developing and establishing sales representatives in various states to market our auction portal.

         In April 2000, we sold 6,060 shares of common stock for cash proceeds of $30,300 at a price of $5.00 per share.

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         In April 2000, we issued 3,170 shares for services to the following individuals:

         In April 2000, we issued 200 shares of common stock to Stephen's Specialties in exchange for monthly accounting services at a price of $5.00 per share.

         In April 2000, we issued 2,770 shares of common stock to John Harris in exchange for the preparation of our current Business Plan and financial projections at a price of $5.00 per share.

         In April 2000, we issued 200 shares of common stock to Dink Wilson in exchange for marketing consulting at a price of $5.00 per share.

         In April 2000, we sold 12,600 shares of common stock for cash proceeds of $63,000 at a price of $5.00 per share.

         In April 2000, we issued 2,775 shares for services to the following individuals:

         In April 2000, we issued 675 shares of common stock to Frank Goza in exchange for market consulting at a price of $5.00 per share.

         In April 2000, we issued 100 shares to Nancy Gray in exchange for data entry services to our database at a price of $5.00 per share.

         In April 2000, we issued 2,000 shares to Debbie Wallace in exchange for various content preparation and data entry services for our web site at a price of $5.00 per share.

         This Private Placement ended April 27, 2000 and we filed form SB-2 registration with the Securities and Exchange Commission on May 16, 2000. There have been no sales or solicitation of sales of stock since the filing of our SB-2.

Item 27.     Exhibits

Exhibit Number
3.i      Articles of Incorporation (1)
3.ii     By-Laws  (1)
10       Material Contracts - Integrated Concepts, Inc. Agreement  (1)
11       Statement Re: Computation of Per Share Earnings
23.1     Opinion Re: Legality and Consent of Experts & Counsel
23.2     Consent of Auditor
99       Dealer Registration Forms

         (1) Incorporated by reference to the exhibits filed to the registration statement on Form SB-2 (File No. 333-37176).



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